UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement Definitive Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JETBLUE AIRWAYS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JETBLUE AIRWAYS CORPORATION
118-29 Queens Boulevard
Forest Hills, New York 11375

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 15, 2008

To Our Stockholders:

The Annual Meeting of Stockholders of JetBlue Airways Corporation (the ‘‘Company’’ or ‘‘JetBlue’’) will be held at the Company’s corporate headquarters located at 118-29 Queens Boulevard, Forest Hills, New York, on Thursday, May 15, 2008, beginning at 10:00 a.m. EDT for the following purposes:

(1)    Election of three directors, each to serve for a three-year term expiring in 2011;

(2)    Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

(3)    Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions;

(4)    Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify the Company’s Board of Directors and provide for annual election of all directors; and

(5)    Transaction of such other business, if any, as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Monday, March 24, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Either an admission ticket or proof of ownership of JetBlue stock, as well as a form of government-issued photo identification, such as a driver’s license or passport, must be presented in order to be admitted to the annual meeting. If you are a stockholder of record, your admission ticket is attached to your proxy card. Stockholders holding stock in brokerage accounts (‘‘street name’’ holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors,
James G. Hnat Executive Vice President, General Counsel and Secretary

April 21, 2008
Forest Hills, New York

IMPORTANT

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. Please vote your shares now either by completing and returning the enclosed proxy card by mail, or by following the instructions on your proxy card to vote using the Internet or, if applicable, the designated toll-free telephone number.

JETBLUE AIRWAYS CORPORATION
118-29 Queens Boulevard
Forest Hills, New York 11375

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of JetBlue Airways Corporation (the ‘‘Company’’ or ‘‘JetBlue’’) for use at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2008, beginning at 10:00 a.m. EDT at the Company’s corporate headquarters located at 118-29 Queens Boulevard, Forest Hills, New York, 11375, and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy card are being furnished to stockholders on or about April 21, 2008.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm, approval of amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions, and approval of amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify our Board of Directors and provide for the annual election of all directors. In addition, management will review the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the annual meeting?

All stockholders of record at the close of business on March 24, 2008, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. ‘‘Additional Information’’ at the end of this proxy statement contains a description of restrictions on voting by stockholders who are not ‘‘United States citizens’’, as defined by applicable laws and regulations.

What are the voting rights of the holders of JetBlue common stock?

Each outstanding share of JetBlue common stock will be entitled to one vote on each matter considered at the annual meeting. ‘‘Additional Information’’ at the end of this proxy statement contains a description of certain restrictions on voting.

Who can attend the annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest.

An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

Registration will begin at 9:00 a.m. EDT. Admission to the annual meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present government-issued picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in ‘‘street name’’ (that is, through a broker or other nominee) and plan to attend the annual meeting, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date as well as government-issued picture identification and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting us to conduct the business of the meeting. As of the March 24, 2008, record date, 224,300,006 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 112,150,004 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it in the envelope provided, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. ‘‘Street name’’ stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

Yes. You may vote by telephone, if applicable, or electronically through the Internet by following the instructions included with your proxy card. Telephonic and electronic votes are counted immediately and there is no need to send in your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on May 14, 2008.

YOU CAN SAVE THE COMPANY MONEY IF YOU USE THE VOTE BY TELEPHONE OR INTERNET OPTIONS.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person. The powers of the proxy holders with respect to your shares will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) plan shares?

If you are a stockholder through participation in the JetBlue 401(k) Retirement Plan, the proxy also serves as voting instructions to the plan trustees. The plan trustees will cause allocated shares held under the plan, for which the trustees have not received direction, to be present at the meeting for purposes of determining a quorum but not voted in respect of any matter to come before the annual meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, or by telephone or electronically as noted above, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of the applicable item in this proxy statement. The Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008 (see Item 2);

•	for approval of amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions (see Item 3); and

•	for approval of amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify the Board of Directors and provide for annual election of all directors (see Item 4).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes may be cast in favor or withheld. Votes that are withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum present at the annual meeting.

Other Items.    With respect to item 2: the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. With respect to items 3 and 4: the approval of amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions and to declassify the Board of Directors and provide for annual election of all directors, respectively, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares entitled to vote will be required for approval. A properly executed proxy marked ‘‘ABSTAIN’’ with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Accordingly, an abstention will have the effect of a negative vote.

Broker Non-Votes.    If you hold your shares in ‘‘street name’’ through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to a particular matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval. However, if the broker or nominee does not receive voting instructions from you, your broker or nominee will be permitted to vote your shares for the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm. To the extent there are shares represented by such ‘‘broker non-votes,’’ they will be counted in determining whether there is a quorum present at the annual meeting.

Will the annual meeting be webcast?

Yes. Our annual meeting will be broadcast live on the Internet. To listen to the audio broadcast, log on to http://investor.jetblue.com at 10:00 a.m. EDT on May 15, 2008. The audio broadcast will be archived on that website for at least 120 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under ‘‘Additional Information.’’ The following tables set forth certain information regarding the beneficial ownership of common stock by our directors, each executive officer named in the Summary Compensation Table under ‘‘Executive Compensation’’ below, our directors and executive officers as a group, and each person known to us to be a beneficial owner of more than 5% of our outstanding common stock. All share and option amounts and share prices and option exercise prices contained in this proxy statement have been adjusted for our December 2002, November 2003 and December 2005 three-for-two stock splits. Except as otherwise indicated below, all information in the following table is as of the March 24, 2008, record date. As of March 24, 2008, there were 224,300,006 shares of our common stock outstanding. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

5% Stockholders Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Deutsche Lufthansa AG(1)	42,589,347	19.0%
FMR LLC(2)	24,244,908	10.8%
Manning & Napier Advisors, Inc.(3)	17,614,356	7.9%
George Soros and related entities(4)	17,175,102	7.7%
Thornburg Investment Management, Inc.(5)	15,214,105	6.8%

Executive Officers and Directors Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David Barger(6)	1,033,843	*
Edward Barnes(7)	3,000	*
John Harvey(8)	—	—
Russell Chew(9)	16,666	*
Robert Maruster(10)	58,500	*
James Hnat(11)	59,625	*
David Checketts(12)	83,422	*
Robert Clanin(13)	54,000	*
Kim Clark(14)	121,500	*
Christoph Franz(15)	54,000	*
Virginia Gambale(16)	67,500	*
Angela Gittens(17)	81,000	*
Neal Moszkowski(18)	257,119	*
David Neeleman(19)	7,046,281	3.1%
Joel Peterson(20)	771,246	*
Ann Rhoades(21)	266,765	*
Frank Sica(22)	243,144	*
All executive officers and directors as a group (18 persons)(23)	10,217,611	4.6%

*	Represents ownership of less than one percent.
(1)	The information reported is based on a Schedule 13G dated January 22, 2008, filed with the Securities and Exchange Commission (the ‘‘SEC’’), in which Deutsche Lufthansa AG reported that, as of that date, it held sole voting and dispositive power over all 42,589,347 shares. The principal business address of Deutsche Lufthansa AG is Von-Gablenz-Strasse 2-6, 50679 Koln, Germany.

(2)	The information reported is based on a Schedule 13G dated February 13, 2008, filed with the SEC, in which FMR Corp. and certain of its affiliates reported that at December 31, 2007, FMR LLC, a parent holding company, and Edward C. Johnson, III, the chairman of FMR LLC, had sole dispositive power over all 24,244,908 shares, sole voting power over 213 of such shares and shared voting power over none of the shares. The principal business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(3)	The information reported is based on a Schedule 13G/A dated February 8, 2008, filed with the SEC, in which Manning & Napier Advisors, Inc. reported that at of December 31, 2007, it held sole dispositive power over all 17,614,356 shares, sole voting power over 15,168,299 of such shares and shared voting power over none of the shares. The principal business address of Manning & Napier Advisors, Inc. is 290 Woodcliff Drive, Fairport, NJ 14450.
(4)	The information reported is based on a Schedule 13G/A dated February 14, 2008, filed with the SEC on behalf of Mr. George Soros (‘‘Mr. Soros’’) and related entities. Mr. Soros may be deemed the beneficial owner of a total of 17,175,102 shares. This number consists of 5,615,270 shares held for the account of Quantum Industrial Partners LDC, a Cayman Islands exempted limited duration company (‘‘QIP’’), 13,500 shares issuable upon exercise of 13,500 options held for the benefit of QIP, 72,354 shares held by Mr. Soros, 8,520,498 shares held for the account of the Open Society Institute, a New York trust (‘‘OSI’’), 2,244,491 shares held for the account of Tivadar Holdings LLC, a Delaware limited liability company (‘‘Tivadar’’), and 708,989 shares held for the account of GS 1982 LLC, a Delaware limited liability company. QIH Management Investor, L.P., an investment advisory firm organized as a Delaware limited partnership (‘‘QIHMI’’), is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of, QIP. The sole general partner of QIHMI is QIH Management LLC (‘‘QIH Management’’). Soros Fund Management LLC, a Delaware limited liability company (‘‘SFM LLC’’), is the sole managing member of QIH Management. Mr. Soros is the chairman of SFM LLC and a trustee of OSI. Each of Tivadar and GS 1982 LLC has as its manager SFM Participation, L.P., a Delaware limited partnership, which has as its general partner SFM AH LLC, a Delaware limited liability company, of which SFM LLC is managing member. The principal business address of Mr. Soros is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(5)	The information reported is based on a Schedule 13G dated February 5, 2008, filed with the SEC, in which Thornburg Investment Management, Inc. reported that at December 31, 2007, it held sole voting power and sole dispositive power over all 15,214,105 shares, and shared voting power over none of such shares. The principal business address of Thornburg Investment Management, Inc. is 119 E. Marcy Street, Santa Fe, New Mexico 87501.
(6)	Includes options to purchase 494,457 shares, of which 479,457 shares are immediately exercisable and the remaining 15,000 are exercisable within 60 days of the record date pursuant to our Amended and Restated 2002 Stock Incentive Plan. Mr. Barger, our Chief Executive Officer, is a member of our Board of Directors. As of April 8, 2008, Mr. Barger had pledged shares valued at $643,837.79 (assuming a common stock price of $5.61 per share) through a brokerage account.
(7)	Includes options to purchase 3,000 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan. Mr. Barnes has served as our Chief Financial Officer since November 7, 2007.
(8)	All of Mr. Harvey’s options were cancelled 90 days following his departure from the Company in November 2007, as provided for in our Amended and Restated 2002 Stock Incentive Plan.
(9)	Consists of 16,666 restricted stock units, which vest within 60 days of the record date pursuant to our Amended and Restated 2002 Stock Incentive Plan.

(10)	Includes options to purchase 58,500 shares, of which 49,500 shares are immediately exercisable and the remaining 9,000 are exercisable within 60 days of the record date pursuant to our Amended and Restated 2002 Stock Incentive Plan.
(11)	Includes options to purchase 59,625 shares, of which 43,125 are immediately exercisable and the remaining 16,500 are exercisable within 60 days of the record date pursuant to our Amended and Restated 2002 Stock Incentive Plan.
(12)	Includes options to purchase 54,000 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008.
(13)	Includes options to purchase 54,000 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 40,500 of which are subject to our right of repurchase, which right lapses in three equal annual installments beginning in 2009.
(14)	Includes options to purchase 121,500 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008.
(15)	Consists of options to purchase 54,000 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, all of which are subject to our right of repurchase, which right lapses in four equal installments commencing in February 2009.
(16)	Includes options to purchase 67,500 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 54,000 of which are subject to our right of repurchase, which right lapses with respect to 13,500 shares on May 9, 2008 and with respect to the remaining 40,500 shares in equal installments over the next three years.
(17)	Includes options to purchase 81,000 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 40,500 of which are subject to our right of repurchase, which right lapses with respect to 13,500 shares on May 9, 2008 and with respect to the remaining 27,000 shares in equal installments over the next two years.
(18)	Includes options to purchase 121,500 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008.
(19)	The information reported is based on a Form 4 filing made on February 19, 2008, filed with the SEC, and includes 7,046,281 shares held by Neeleman Holdings, LC. Mr. Neeleman, Chairman of our Board, is the managing member of Neeleman Holdings, LC and has sole voting and dispositive power over all of such shares. As of the record date, Neeleman Holdings, LC had pledged all of these shares in conjunction with margin loans relating to two brokerage accounts maintained with two financial services companies.
(20)	Includes options to purchase 121,500 shares, which options are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008. Mr. Peterson is a managing member of Peterson Capital I, LLC. Mr. Peterson disclaims beneficial ownership of the shares held by Peterson Capital I, LLC, except to the extent of his pecuniary interest therein.
(21)	Includes (a) options to purchase 183,775 shares, which options are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008, and (b) 90 shares held by a trust, of which Ms. Rhoades’ husband is trustee with power to vote and dispose of the shares held in such trust, as to which Ms. Rhoades disclaims beneficial ownership.
(22)	Includes options to purchase 121,500 shares, which are immediately exercisable pursuant to our Amended and Restated 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 9, 2008.

(23)	See footnotes (6) through (22) above. Includes options to purchase an aggregate of 1,612,523 shares exercisable within 60 days of the record date. This amount also includes shares beneficially owned by Mr. Joseph Eng, who joined us as our new Executive Vice President Systems and Technology on March 4, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. We believe, based solely upon a review of (i) those reports and amendments thereto furnished to us during and with respect to our fiscal year ended December 31, 2007, and (ii) written representations from reporting persons, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2007, except that Mr. Barnes was inadvertently late in filing a Form 4 reporting one transaction, which was timely reported on Form 5, and Mr. Clanin was inadvertently late in filing a Form 3, which filing was made.

ITEM 1.    ELECTION OF DIRECTORS

Under our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our Board of Directors, or the Board, determines the number of directors that will constitute the whole Board at any time. Our Board of Directors currently consists of twelve directors, and immediately following the annual meeting it will consist of ten directors.

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and prior to the adoption of the amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify the Board and provide for the phased-in annual election of directors, as proposed under Item 4 below, the Board is divided into three classes, as nearly equal in number as possible. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board consists of David Neeleman (Chairman), David Barger, David Checketts, Robert Clanin, Kim Clark, Christoph Franz, Virginia Gambale, Angela Gittens, Neal Moszkowski, Joel Peterson (Vice Chairman), Ann Rhoades and Frank Sica. At each annual meeting of stockholders, directors constituting one class are currently elected for a three-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith).

The Board of Directors has nominated Robert Clanin, Christoph Franz, and Frank Sica, each of whom is currently a director, for re-election to the Board of Directors as Class II directors. If elected, each of the Class II nominees will serve until the annual meeting of stockholders to be held in 2011, or until such time as their respective successors have been duly elected and qualified.

David Neeleman, our Chairman of the Board, former Chief Executive Officer and a founder of the Company, informed the Board on April 8, 2008, that he will not stand for re-election at the annual meeting in order to enable him to devote all of his time and attention to his new, as yet unnamed, Brazilian domestic airline. His term will end on May 15, 2008. The Company deeply appreciates Mr. Neeleman’s exemplary service and contributions to the Board and to the Company. We anticipate that the Board will appoint a new Chairman of the Board at the meeting of the Board scheduled immediately following the annual meeting.

Angela Gittens, a director of the Company since September 2005, notified the Board on April 8, 2008 that, due to new professional obligations, she will be resigning from the Board of Directors and the Audit Committee immediately following the annual meeting and, therefore, her term will end on May 15, 2008. The Company deeply appreciates Ms. Gittens’ exemplary service and contributions to the Board.

The remaining directors will continue to serve as set forth below.

The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of common stock represented by all valid proxies will be voted at the annual meeting for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

Certain information concerning the nominees and those directors whose terms of office will continue following the annual meeting is set forth below.

Our Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

Nominees Standing for Election for Terms Expiring in 2011

Robert Clanin, age 64, was appointed to our Board of Directors on March 9, 2007. He served as Senior Vice President and Chief Financial Officer for United Parcel Service, Inc., or UPS, the world’s largest package distribution company, from 1994 until his retirement in January 2001. Mr. Clanin also retired from the UPS Management Committee and the UPS Board of Directors in January 2001. Mr. Clanin currently serves as a director of John H. Harland Company, Caraustar Industries, Inc. and Clockwork Home Services, Inc.

Christoph Franz, age 48, was appointed to our Board of Directors on February 7, 2008. Mr. Franz has served as Chief Executive Officer of Swiss International Air Line since 2004. Prior to joining Swiss Air, Mr. Franz spent nine years in top management positions with Deutsche Bahn AG (DB), the German national railway, ending as a member of executive management in charge of passenger transport. Mr. Franz was appointed to the Board as a nominee of Deutsche Lufthansa AG in connection with Deutsche Lufthansa AG’s purchase of approximately 19% of the Company’s outstanding common stock in January 2008.

Frank Sica, age 57, has been a member of our Board of Directors since December 1998. Mr. Sica has served as a Managing Partner at Tailwind Capital, a private equity firm, since 2006. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. During that period Mr. Sica was also President of Menemsha Capital Partners, Ltd., a private investment firm. From 2000 to 2003, Mr. Sica was President of Soros Private Funds Management LLC, which oversaw the direct real estate and private equity investment activities of Soros. In 1998, Mr. Sica joined Soros Fund Management, where he was a Managing Director responsible for Soros’ private equity investments. From 1988 to 1998, Mr. Sica was a Managing Director in Morgan Stanley’s Merchant Banking Division. In 1996, Mr. Sica was elevated to Co-CEO of Morgan Stanley’s Merchant Banking Division. Prior to 1988, Mr. Sica was a Managing Director in Morgan Stanley’s mergers and acquisitions department. From 1974 to 1977, Mr. Sica was an officer in the U.S. Air Force. Mr. Sica currently serves as a director of CSG Systems International, Inc., Kohl’s Corporation and NorthStar Realty Finance Corporation.

Directors Whose Terms Expire in 2010

David Barger, age 50, is our Chief Executive Officer and has served in this capacity since May 10, 2007. Mr. Barger also served as our President from August 1998 until September 12, 2007, and as our Chief Operating Officer from August 1998 until March 26, 2007. Mr Barger is a member of the team that founded JetBlue. Previously, Mr. Barger was with both Continental Airlines and New York Air from 1982 to 1998.

David Checketts, age 53, has been a member of our Board of Directors since January 2000. Since 2001, Mr. Checketts has been an independent investor and Chairman of New York-based SCP Worldwide, an investment firm that focuses on sports, media and entertainment assets. From 1994 to 2001, Mr. Checketts was President and Chief Executive Officer of Madison Square Garden Corporation. From March 1991 to September 1994, Mr. Checketts was the President of the New York Knicks professional basketball team. From September 1990 to March 1991, he was Vice President of Development for the National Basketball Association. From 1984 to 1990, Mr. Checketts was President of the Utah Jazz professional basketball team.

Virginia Gambale, age 48, has been a member of our Board of Directors since May 5, 2006. Ms. Gambale has been a Managing Partner of Azimuth Partners LLC, a strategic and advisory firm in the field of technology and data communications solutions, since 2003.  Prior to starting Azimuth Partners, Ms. Gambale was a Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003, and prior to that she held the position of Chief Information Officer of Bankers Trust Alex. Brown and at Merrill Lynch.  Ms. Gambale currently serves as a director of Motive, Inc.

Neal Moszkowski, age 42, has been a member of our Board of Directors since December 1998. Since April 2005, Mr. Moszkowski has served as co-Chief Executive Officer of TowerBrook Capital Partners LP (‘‘TowerBrook’’), a private equity investment company. Prior to the formation of TowerBrook, Mr. Moszkowski was Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management L.L.C., where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co., where he served as a Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski currently serves as a director of Bluefly, Inc., WellCare Health Plans, Inc., Integra Life Sciences Holdings Corporation and Spheris, Inc.

Directors Whose Terms Expire in 2009

Dr. Kim Clark, age 59, has been a member of our Board of Directors since April 2002. Dr. Clark has been the President of Brigham Young University—Idaho since August 2005. He served as Dean of the Faculty at Harvard Business School from 1995 to July 2005, member of the Harvard faculty from 1978 to July 2005 and George F. Baker Professor of Administration at Harvard from 1999 to July 2005. Dr. Clark currently serves as a director of Black and Decker Corporation.

Joel Peterson, age 61, is our Vice Chairman of the Board and has served in this capacity since June 2007, and has been a member of our Board of Directors since June 1999. Mr. Peterson is the founding partner of Peterson Partners, LLP, a private equity capital firm that he founded in 1995. From 1973 to 1991, Mr. Peterson served in several positions at Trammell Crow Company, a commercial real estate service company, including Chief Executive Officer from 1988 to 1991 and Chief Financial Officer from 1977 to 1985. Mr. Peterson currently serves as a director of Franklin Covey Co. and has taught at the Stanford Graduate School of Business since 1992.

Ann Rhoades, age 63, has been a member of our Board of Directors since September 2001. Ms. Rhoades has served as the President of PeopleInk, Inc., a human resources consulting firm, since its inception. From April 1999 through April 2002, Ms. Rhoades served as our Executive Vice President, People. From January 1995 to March 1999, Ms. Rhoades was the Executive Vice President, Team Services for Promus Hotel/DoubleTree Hotels Corporation. From June 1989 to January 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines. Ms. Rhoades currently serves as a director of P.F. Chang’s China Bistro, Inc. and Restoration Hardware, Inc.

Board of Directors and Committees of the Board

The business of JetBlue is managed under the direction of our Board of Directors. It has responsibility for establishing broad corporate policies, counseling and providing direction to our management in the long-term interests of the Company, our stockholders, and for our overall performance. It is not, however, involved in our operating details on a day-to-day basis. The Board is kept advised of our business through regular reports and analyses and discussions with our Chief Executive Officer and other officers.

Independent Directors.    Our Board of Directors currently has twelve members: David Neeleman, David Barger, David Checketts, Robert Clanin, Kim Clark, Christoph Franz, Virginia Gambale, Angela Gittens, Neal Moszkowski, Joel Peterson, Ann Rhoades and Frank Sica, although as discussed above, immediately following the annual meeting it will have ten members. In connection with the annual meeting and the election of directors, our Board of Directors reviewed the independence of each director under the standards set forth in the Marketplace Rules of the NASDAQ Stock Market LLC, or NASDAQ. The NASDAQ definition of independent director includes a series of objective tests, such as the director is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the

Company. In addition, as further required by the NASDAQ Marketplace Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to JetBlue and our management. Our full Board affirmatively determined that each of David Checketts, Robert Clanin, Kim Clark, Christoph Franz, Virginia Gambale, Neal Moszkowski, Joel Peterson, Ann Rhoades and Frank Sica were independent. Based upon the Board’s review, each of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee of the Board are comprised entirely of directors who have been determined to be independent under the applicable NASDAQ Marketplace Rules, and as required by the NASDAQ Marketplace Rules and applicable rules and regulations of the SEC. Mr. Neeleman (who will not be standing for reelection at the annual meeting) and Mr. Barger are not independent directors within the meaning of the NASDAQ Marketplace Rules. Ms. Gittens will be leaving our Board on May 15, 2008.

Board Structure and Meetings.    Our Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management, which are presided over by our Vice Chairman of the Board, who is currently Joel Peterson. The Board has delegated various responsibilities and authority to different committees of the Board, as described below in this section of this proxy statement. Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. From time to time, the Board of Directors appoints ad hoc committees to oversee special projects for the Board. Committees regularly report on their activities and actions to the full Board of Directors. Members of the Board have access to all of our employees outside of Board meetings. The Board of Directors held a total of six meetings during 2007. All of the directors attended at least 75% of the total number of meetings of the Board and of each standing committee of which he or she was a member during fiscal 2007, except for Dr. Clark who attended 73% of the total meetings of the Board and of each standing committee of which he was a member during fiscal 2007.

Committee Membership as of December 31, 2007

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
David Barger
David Checketts
Robert Clanin	X (chair)
Dr. Kim Clark			X
Christoph Franz(1)
Virginia Gambale	X
Angela Gittens(2)	X
Neal Moszkowski		X
David Neeleman(3)
Joel Peterson		X	X (chair)
Ann Rhoades		X (chair)
Frank Sica			X

(1)	Mr. Franz was appointed to the Board of Directors, as a Class II Director, on February 7, 2008. If elected, he will be appointed to a committee of the Board at the meeting of the Board scheduled immediately following the annual meeting.
(2)	Ms. Gittens has informed the Board that she is resigning from the Board effective as of the annual meeting and, accordingly, will step down from the Board and the Audit Committee on May 15, 2008.
(3)	Mr. Neeleman is not standing for re-election at the annual meeting and, therefore, his service as a director will end on May 15, 2008.

Audit Committee.    The Audit Committee oversees on behalf of the Board of Directors (1) the integrity of our financial statements, (2) the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) compliance with ethics policies and legal and regulatory requirements, (4) the performance of our internal audit function, and (5) our financial reporting process and systems of internal accounting and financial controls. The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is available on our website at http://investor.jetblue.com. The current members of the Audit Committee are Robert Clanin (Chair), Virginia Gambale, and Angela Gittens, each of whom is an independent director within the meaning of the applicable rules and regulations of the SEC and NASDAQ. In addition, the Board of Directors has determined that Robert Clanin, the chairman of the Audit Committee, is an ‘‘audit committee financial expert’’ as defined under applicable SEC rules. An independent director will be appointed to the Audit Committee to fill the vacancy caused by Ms. Gittens’ resignation at the meeting of the Board scheduled immediately following the annual meeting. The Audit Committee met eight times during the fiscal year ended December 31, 2007.

Compensation Committee.    The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under ‘‘Compensation Discussion and Analysis’’ beginning on page 15 of this proxy statement. The Compensation Committee also reviews bonuses paid to employees who are not members of the Board or executive officers. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and employees, and administers our Amended and Restated 2002 Stock Incentive Plan, crewmember stock purchase plan, and our profit sharing and 401(k) retirement plan. The charter of the Compensation Committee is available on our website at http://investor.jetblue.com. The current members of the Compensation Committee are Neal Moszkowski, Joel Peterson and Ann Rhoades (Chair), each of whom is an independent director within the meaning of the applicable NASDAQ rules. The Compensation Committee met six times during the fiscal year ended December 31, 2007.

Special Stock Option Committee.    The Special Stock Option Committee had separate, but concurrent, jurisdiction with the Compensation Committee to make discretionary stock option grants under our Amended and Restated 2002 Stock Incentive Plan to eligible individuals, other than officers and non-employee Board members that are subject to Section 16 of the Exchange Act, as it deemed appropriate. The Special Stock Option Committee did not meet during the fiscal year ended December 31, 2007, and was dissolved by the Board of Directors in February 2008.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for developing our corporate governance policies and procedures, and for recommending those policies and procedures to the Board for adoption. This Committee also is responsible for making recommendations to the Board regarding the size, structure and functions of the Board and its committees. The Corporate Governance and Nominating Committee identifies and recommends new director nominees in accordance with selection criteria established by the Board. This Committee also is responsible for conducting the periodic evaluation of the performance of the Board, its committees and each director. The charter of the Corporate Governance and Nominating Committee is available on our website at http://investor.jetblue.com. The current members of the Corporate Governance and Nominating Committee are Kim Clark, Joel Peterson (Chair) and Frank Sica, each of whom is an independent director within the meaning of applicable NASDAQ rules. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2007.

Board Candidate Nominations.    In evaluating and determining whether to nominate a candidate for a position on our Board, the Corporate Governance and Nominating Committee will consider, among other criteria, integrity and values, relevant experience and commitment to enhancing stockholder value. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, officers or other recommendation, and the committee reviews all candidates in the same manner regardless of the source of the recommendation. In 2008, the committee retained a search firm to identify potential nominees for the Board of Directors. The search firm may also assist the committee in evaluating potential nominees.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the provisions of our Amended and Restated Bylaws. A stockholder who wishes to recommend a prospective nominee for our Board should notify the Company’s Corporate Secretary in writing at JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375. In order for potential stockholder nominees to be considered for election at our 2009 Annual Meeting of Stockholders, the Corporate Secretary should receive notice no later than December 23, 2008. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, qualifications for Board membership and the number of shares of our common stock beneficially owned by the candidate. In addition, the notice must include the stockholder’s name, address and the number of shares of our common stock beneficially owned by the stockholder, as well as the period of time such shares have been held.

Stockholder Communications with the Board.    Stockholders may communicate with our Board of Directors by sending a letter to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation 118-29 Queens Boulevard, Forest Hills, New York 11375. The name of any specific intended member of our Board should be noted in the letter. Our Corporate Secretary will forward such correspondence to the intended recipient or as directed by such correspondence; however, our Corporate Secretary, prior to forwarding any correspondence, has the authority to disregard any communications he deems to be inappropriate, or to take any other appropriate actions with respect to such inappropriate communication.

Director Attendance at Annual Meetings.    The Company has a policy encouraging at least a majority of our directors to attend each annual meeting of our stockholders. Ten members of our Board of Directors attended our 2007 Annual Meeting of Stockholders held on May 9, 2007.

DIRECTOR COMPENSATION

Director compensation is evaluated and determined by the Compensation Committee of our Board of Directors. Directors who are also employees of the Company receive no compensation for their service on our Board of Directors. Therefore, Messrs. Neeleman and Barger were not paid for their service as directors in 2007. All compensation paid to them during the fiscal year ended December 31, 2007 is reported in the Summary Compensation Table under ‘‘Executive Compensation’’ on p. 27 of this proxy statement.

The following table summarizes compensation paid to our non-employee directors during the fiscal year ended December 31, 2007. The footnotes and narrative discussion following the table describe details of each form of compensation paid to our directors and other material factors relating to this compensation.

DIRECTOR COMPENSATION TABLE for 2007

Name (a)	Fees Earned or Paid in Cash ($)(b)(1)	Option Awards ($)(d)(2)(3)	All Other Compensation ($)(g)(4)	Total ($)(h)
David Checketts	—	70,241	16,496	86,737
Kim Clark	40,000	70,241	—	110,241
Virginia Gambale	40,000	110,280	—	150,280
Angela Gittens(5)	40,000	120,613	—	160,613
Neal Moszkowski	—	70,241	—	70,241
Joel Peterson	—	70,241	15,727	85,968
Ann Rhoades	—	70,241	—	70,241
Frank Sica	—	105,790	—	105,790
Robert Clanin	30,000	61,999	—	91,999

(1)	In October 2006, the Board approved the payment of cash compensation for director service to non-employee directors who had not been members of our Board of Directors at the time of our 2002 initial public offering. This cash compensation consists of the sum of $10,000 per quarter, payable in advance for service on the Board.
(2)	Represents the accounting expense recognized for financial statement reporting purposes during 2007 for the fair value of options to purchase shares of JetBlue common stock under our 2002 Stock Incentive Plan, as granted in 2007 as well as prior years, as calculated in accordance with SFAS123(R), Share Based Payment. Please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2007, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. Subject to the directors’ continued service, these options vest in equal annual installments measured from the grant date, subject to immediate vesting upon certain changes in control.

(3)	Options outstanding and detail of options granted during 2007 are as follows:

		Options Awarded in 2007
Name	Outstanding at 12/31/07	Grant Date	Options Granted	Grant Date Fair Value of Option Awards ($)	Vesting Schedule
David Checketts	54,000	5/9/2007	13,500	67,277	one year from grant date
Kim Clark	121,500	5/9/2007	13,500	67,277	one year from grant date
Virginia Gambale	67,500	5/9/2007	13,500	67,277	one year from grant date
Angela Gittens	81,000	5/9/2007	13,500	67,277	one year from grant date
Neal Moszkowski	121,500	5/9/2007	13,500	67,277	one year from grant date
Joel Peterson	121,500	5/9/2007	13,500	67,277	one year from grant date
Ann Rhoades	183,775	5/9/2007	13,500	67,277	one year from grant date
Frank Sica	121,500	5/9/2007	13,500	67,277	one year from grant date
Robert Clanin	54,000	3/9/2007	54,000	306,495	one-fourth in four equal annual installments from date of grant

(4)	As is customary in the airline industry, all members of the Board of Directors and their immediate family may travel without charge on our flights. In 2007, Mr. Checketts and Mr. Peterson (including their family members) were the only two directors to receive $10,000 or more in aggregate perquisites or other personal benefits (specifically, annual flight benefits). All directors are reimbursed for their reasonable and customary out-of-pocket expenses incurred in attending Board and committee meetings.
(5)	Ms. Gittens will resign as a director effective as of the annual meeting, and, therefore, her service as a member of the Board and Audit Committee will end following the annual meeting on May 15, 2008. Her vested options will expire one year from her resignation date and her unvested options will be forfeited immediately.

Mr. Franz is not included in the Director Compensation Table above because his service as a member of the Board did not commence until February 2008.

Narrative to Director Compensation Table

Non-employee members of our Board of Directors who were Board members on April 11, 2002, the effective date of our initial public offering, currently receive only equity compensation for their service on our Board of Directors or any committee of our Board. Each of our non-employee Board members serving on the effective date of our 2002 initial public offering received an option to purchase 54,000 shares of our common stock pursuant to the automatic option grant program under our 2002 Stock Incentive Plan. These options have an exercise price per share of $8.00, which is equal to the price per share at which our common stock was sold to the public in our initial public offering. Each of the options has a term of ten years, subject to earlier termination following the director’s cessation of Board service. The option shares vested in a series of four successive annual installments upon the director’s completion of each year of Board service over the four-year period measured from the grant date.

Non-employee members of our Board of Directors who joined us following our 2002 initial public offering historically have received an initial option to purchase 54,000 shares of our common stock on the date such individual joined the Board pursuant to the automatic option grant program under our 2002 Stock Incentive Plan. Beginning in 2003, when Joy Covey, a former director, joined the Board as a non-employee director, the Company began paying Ms. Covey a cash payment of $10,000 per quarter. Commencing with the second half of 2006, the Board decided that all non-employee members of our Board of Directors who joined us following our 2002 initial public offering should receive a combination of equity and cash compensation for their Board and committee service. As a result, these directors currently receive a cash payment of $10,000 per quarter. The initial equity component of this compensation is the same as described in the preceding paragraph.

In addition, on the date of each annual meeting of our stockholders, each non-employee Board member who is continuing to serve as a non-employee Board member following the annual meeting of stockholders is automatically granted an option to purchase 13,500 shares of our common stock, provided such individual has served on our Board for at least six months. The shares subject to each annual 13,500 share automatic option grant will have an exercise price equal to the average market price per share of our common stock on the grant date and will vest upon the director’s completion of one year of Board service measured from the grant date. Any vested but unexercised options are exercisable for a period of twelve months following the cessation of the director’s Board service. However, the shares subject to each automatic option grant will immediately vest in full upon certain changes in control or ownership, or upon the director’s death or disability while a Board member.

Mr. Franz was appointed to our Board of Directors in February 2008, and, therefore, is not included in the Director Compensation Table above. Upon joining our Board of Directors, he received an initial option to purchase 54,000 shares of our common stock and will receive the quarterly cash compensation and annual option grants described above in connection with his continued Board service as a non-employee director who joined us following our 2002 initial public offering.

Flight Benefits.    As is customary in the airline industry, all members of the Board of Directors and their immediate family may travel without charge on our flights.

Reimbursement of Expenses.    We reimburse our directors, including those who are full-time employees who serve as directors, for expenses incurred in attending meetings.

New Board Compensation Program in 2008

The Compensation Committee has recommended to the Board of Directors modifications to our current director compensation program to provide our Board members with overall compensation that we believe is more in line with compensation that is received by other directors of other companies in the domestic airline industry. The Company’s compensation consultant, Watson Wyatt, provided advice on the proposed Board member compensation package ultimately approved by the Compensation Committee.

The elements of our new Board compensation package include an annual retainer fee of $35,000 (paid quarterly in advance), a per meeting fee of $1,000 for each Board and committee meeting attended (in person or telephonically), and an annual equity grant of $35,000 fair market value in the form of deferred common stock units. The Audit Committee chair will receive an additional $20,000 annual retainer and the chairs of our other standing Board committees will each receive an additional $5,000 annual retainer. The proposed cash to equity allocation of this package is 60% to 40%, with the objective of paying total annual compensation of approximately $80,000 per Board member to each director who is not a committee chair (this targeted amount assumes attendance at all meetings of the Board and the standing committees on which the director serves). We believe this revised compensation package will better enable us to recruit and retain qualified directors. Our non-employee directors will continue to receive flight benefits and reimbursement of expenses, as set forth above.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of JetBlue’s executive compensation programs and should not be construed as statements of management’s expectations or estimates of future results or other forward-looking guidance. We specifically caution investors not to apply these statements to other business or financial contexts.

Overview

Historically, many of our senior executive officers were also founders of JetBlue and holders of a significant amount of our common stock. As such, the Compensation Committee of the Board of

Directors, or the Committee, and they believed that each of them had sufficient incentive to promote the Company’s growth and the achievement of its strategic goals and, therefore, it was not necessary for such officers to receive additional remuneration through significant compensation increases. As most of those founders have moved on to new responsibilities both within and outside the Company, the Company has found it necessary to offer their successors higher compensation than reflected in prior years’ summary compensation tables in order to be competitive for executive talent in our market.

Our challenges, from a compensation perspective, remain how to structure a program that demands, and rewards, effective performance and enables us to retain valued employees in a challenging operating environment marked by historically high fuel costs and an increasingly competitive global marketplace.

In response to these challenges, in 2007, JetBlue undertook a comprehensive review of our executive compensation program. Based on analysis by our compensation consultant, Watson Wyatt, of executive compensation in the domestic airline industry, we determined that our executives were being compensated at below the 25th percentile compared to their airline industry peers. Based on this finding, and in light of the intensely competitive nature of the airline industry, increasing fuel costs, and in view of JetBlue’s headquarters being situated in the New York market, in which competition for executive talent is particularly strong, JetBlue’s management, with the support, oversight and input of the Committee, revised the executive compensation program. Accordingly, as discussed below, 2007 was a transitional year from a compensation perspective as our overall executive compensation was brought closer to what we believe to be the market median and we undertook the initial review of our executive officers under our newly revised compensation program.

In reviewing our 2007 Compensation Discussion and Analysis, please note that some of the disclosure in our 2006 Compensation Discussion and Analysis included in our proxy statement relating to last year’s annual meeting of stockholders referred to certain changes being implemented in 2007. However, some of the changes that we had originally anticipated making were further modified later in the year as part of the overall revisions to our compensation program that were adopted.

Compensation Committee

The primary purpose of the Committee is to assist the Board in discharging its responsibilities with respect to oversight and determination of compensation of the Company’s directors and executive officers. The Committee reviews and establishes, subject to ratification by our Board of Directors, the compensation arrangements for our Chief Executive Officer and our other Named Executive Officers listed in the Summary Compensation Table under ‘‘Executive Compensation’’ below, or, collectively, our Named Executive Officers, including salaries, bonuses and grants of awards and administration of our equity incentive plans. The Committee is currently composed of three non-employee directors of the Company, Neal Moszkowski, Joel Peterson, and Ann Rhoades (chair), each of whom the Board has determined to be independent within the meaning of the applicable rules and regulations of the SEC and NASDAQ. In carrying out its duties, the Committee has the authority to retain and terminate independent, third-party compensation consultants and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Chair of the Committee reports the Committee’s actions and recommendations to the full Board following each Committee meeting.

Compensation Objectives and Philosophy

We design and operate our compensation program to achieve the following objectives:

•	Recruit and retain talented leadership;

•	Implement measurable performance targets;

•	Correlate compensation more closely with stockholder value; and

•	Emphasize at risk and performance-based compensation, progressively weighted with level of responsibility.

The principal components of our compensation program are base salary, annual incentive bonuses and long-term incentive awards currently in the form of restricted stock units. We blend these elements in order to formulate compensation packages which provide more competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders.

With respect to equity, historically, we have provided long-term incentive awards in the form of stock options, because we and the Committee believed that, for a high growth company, stock options provided an appropriate benefit desired by, and rewarding to our employees. However, in light of recent accounting changes involving stock options, which significantly increased the amount of stock-based compensation expense in our financial statements, combined with our slower growth in recent years, we have stopped granting stock options to our employees and have begun granting restricted stock units, as discussed below. We anticipate that we will also transition our director compensation program from stock options to deferred stock units, as discussed above under ‘‘Director Compensation—New Board Compensation Program in 2008.’’ We also anticipate that we may further revise the form and mix of our equity-based compensation in future years.

To understand our compensation philosophy, it is important to note that we believe that compensation is not the only reason we attract people to JetBlue. We strive to hire and retain talented people who are compatible with our corporate culture, interested and committed to our core values, and who are looking to make a contribution to our mission of Bringing Humanity Back to Air Travel in new and innovative ways. Our innovative approach to a traditionally less than innovative industry and our unique culture has made us, we and the Committee believe, an attractive employer even if we do not offer premium industry compensation to our senior management. In fact, our goal—even with the implementation of our revised compensation program—is to elevate and maintain our executives’ total compensation package at a level that is just below the market median among our benchmarking peer group. We believe this objective is philosophically appropriate for JetBlue as a low cost, value airline.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our Chief Executive Officer based on an annual review of our Chief Executive Officer’s performance conducted by the Committee Chair, which is then shared with the Board. For the other Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from our Chief Executive Officer, and also exercises its own business judgment based on the Board’s interaction with the executive officer in question.

Compensation Consultant

To assist us in the review and revision of our compensation program in 2007, JetBlue retained Watson Wyatt as our compensation consultant. In providing these consulting services, Watson Wyatt used historical compensation data regarding our executive officers and the executive officers of other companies in the U.S. airline industry, all of which is objective in nature, publicly available, or derived from publicly available information, and we believe is also used generally by other companies in the industry. Watson Wyatt does not make recommendations to the Committee on the amount of executive compensation, nor does the Committee currently retain its own separate consultant. At present, Watson Wyatt provides data and analyses relevant to the Committee’s decision-making process and has assisted JetBlue’s management in restructuring our compensation program by providing advice as to compensation form and objectives.

Basic Compensation Elements

Our compensation structure for executive officers generally includes fixed and performance variable components: salary, non-equity incentive plan compensation, equity awards pursuant to our Amended and Restated 2002 Stock Incentive Plan, and the opportunity to participate in our Crewmember Stock Purchase Plan and the JetBlue Airways Retirement Plan, which has a 401(k) company match component, various insurance benefits (including medical, life and disability), and air travel benefits.

2007 Compensation Review

JetBlue retained Watson Wyatt to review its executive and equity compensation programs, focusing on the total amount of executive compensation, the mix of different compensation elements, and the use of equity at both the executive and broad-based employee levels. In providing these consulting services, Watson Wyatt compared our executive pay levels to comparable airline companies using publicly available information from their proxy statements. They also compared equity usage to other companies in the domestic airline industry using data publicly available from their annual reports. This data was supplemented by broad general industry norms using a variety of published survey sources.

For our review and revision of our compensation program, we developed two benchmark groups of comparator companies, one in connection with the amount of equity granted as a percentage of total outstanding shares of common stock, and the other in connection with the total amount of compensation paid to our Named Executive Officers. Because equity usage data is reported in terms of shares used as a percentage of total shares outstanding, the data is normalized for company size. As a result, the equity usage peer group is larger, and includes airline companies that are either much larger or smaller than JetBlue. For executive compensation benchmarking, however, the peer group is smaller and more selective, consisting of public companies in the airline industry, of similar size to JetBlue in terms of revenue, market capitalization, and total number of employees. Because of the compensation opportunities available and management skill sets required, the benchmark companies are likely to be competitors of JetBlue for executive talent. Designing a compensation package that is competitive with the benchmark companies therefore promotes JetBlue’s recruitment and retention objectives.

Our benchmarking groups for these purposes include the following companies:

Equity Award Usage Analysis Peer Group

Airtran Holdings Inc.	Frontier Airlines Holdings Inc	Republic Airways Holdings Inc
Alaska Airlines	Hawaiian Holdings Inc	Skywest Inc
AMR Corp	Mesa Air Group Inc	Southwest Airlines
Continental Airlines	Midwest Air Group Inc	UAL Corp
Delta Airlines	Northwest Airlines Corp	US Airways Group Inc
ExpressJet Holdings Inc	Pinnacle Airlines Corp

Named Executive Officer Compensation Analysis Peer Group

Airtran Holdings Inc	Frontier Airline Holdings Inc	Skywest Inc
Alaska Airlines	Mesa Air Group Inc	Southwest Airlines
Continental Airlines	Northwest Airlines Corp	US Airways Inc
ExpressJet Holdings Inc	Republic Airways Holdings Inc

The Committee generally uses the same benchmark data for each form of compensation and for each executive position. However, individual compensation amounts may vary from the targets derived from the benchmark data based on factors such as performance, job scope, abilities, tenure, and retention risk. Compensation decisions specific to our Named Executive Officers are discussed below under ‘‘Named Executive Officer Compensation.’’

As noted above under ‘‘Overview,’’ based on this comparative analysis of executive compensation in the domestic airline industry, we determined that our executives were being compensated at below the 25th percentile compared to their airline industry peers. Our goal is to compensate our senior executive officers near, but below, the market median of our benchmarking Named Executive Officer Analysis peer group.

Base Salary

We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Historically, we have determined base salaries for each Named Executive Officer based on his or her position and responsibility by using industry relevant market data we collected from publicly available sources, including airline industry proxy statements, and from broad-based compensation data purchased from consultants involving thousands of companies.

As noted above, in 2007, based on comparative data we received from Watson Wyatt, we determined that our senior executives were being paid at the bottom 25% of market median (which included bonus and equity awards). As a result, beginning in 2008, base salaries for new executive officers are determined by reference to the executive officer compensation benchmark data discussed above under ‘‘2007 Compensation Review.’’ For 2008, we restructured our base salaries into three tiers, minimum, midpoint and maximum, into which a candidate is placed according to that candidate’s work experience, background and other relevant qualifications. In general, salary levels are set upon hire and may be adjusted upon promotion or other change in job responsibility. None of our executive officers received a base salary increase as a result of the review and revision of our compensation program. Any base salary increase that a Named Executive Officer received in 2007 was due to a promotion. In general, philosophically, we believe that at the Named Executive Officer level, our executives’ compensation growth should primarily be effected through annual incentive bonuses and equity awards, rather than through significant increases in base salary.

Both David Neeleman, our former Chief Executive Officer, and David Barger, our Chief Executive Officer since May 2007, had existing employment agreements with us under which they each received an annual salary of $200,000 in 2007.

Two of our Named Executive Officers, Mr. Barger and Russell Chew, our new President and Chief Operating Officer, entered into new employment agreements with JetBlue in February 2008 that provide for increases in their respective base salaries that position their total compensation near, but below, the market median among our Named Executive Officer Compensation Analysis Peer Group. The Committee approved these compensation packages and the Board ratified them.

Benefits and Personal Benefits

We provide various insurance benefits to all of our full-time crewmembers, regardless of position.

We offer a retirement plan open to all crewmembers, comprised of a 401(k) plan with a company match, which for 2007 was five percent. The Company 401(k) match is fully vested after five years of service. We offer profit sharing to those employees who are not eligible to receive equity awards under our Amended and Restated 2002 Stock Incentive Plan.

As is common in the airline industry, we provide our executive officers and their immediate family members with flight privileges. All of our crewmembers have space-available flight privileges. We usually also assist employees with moving expenses.

Spot and Signing Bonuses

Our employees are eligible for signing bonuses and spot bonuses. Spot bonuses are designed to recognize exceptional performance and are payable only upon recommendation of the employee’s supervisor. Signing bonuses may also be payable upon a new employee joining us or upon a current employee’s promotion. To the extent these bonuses have been paid to our Named Executive Officers, they are reported in the bonus column of the Summary Compensation Table under ‘‘Executive Compensation’’ below.

In late 2007, we paid our senior executives a one-time spot bonus to bring their compensation, as a group, from the lowest market quartile to near, but below, the market median of our benchmarking peer group. These senior executives received a one-time lump sum bonus equal to 50% of the amount that they historically would have been eligible to receive as a year-end bonus, such that an Executive Vice President received a bonus of 25% of his or her base salary and a Senior Vice President received a bonus of 20% of his or her base salary, as more fully discussed under ‘‘Named Executive Officer Compensation’’ below.

Annual Incentive Bonuses

We structure annual incentive bonuses, which are payable only in cash, to reward executive officers and certain other members of management for attaining annual corporate performance targets set during the preceding fiscal year and, for all but our most senior executive officers, also based on their respective departments’ performance against specific Flight Plan goals related to those departments. For 2007, bonus payments to our officers at the Executive Vice President level and above were determined based on our ability to meet specific corporate performance goals incorporated into our annual Flight Plan (as described below), according to the following grid:

Corporate Goals (2007 Flight Plan)

	Failed to Meet Target	Under Target	Met Target	Exceeded Target
Bonus as a Percentage of Base Salary	0%	25%	50%	100%

Our Chief Executive Officer, our President and our Executive Vice Presidents each receive an annual incentive bonus based solely on our corporate goal achievement, according to the above grid.

Below the Executive Vice President level, annual incentive bonus awards to officers are based on a sliding scale of departmental performance goal achievement and corporate goal achievement. For example, at the Senior Vice President level, officers receive an annual incentive bonus based 25% on their respective departments’ performance against Flight Plan goals related to those departments and 75% on our corporate goal achievement. At the Vice President level, officers receive an annual incentive bonus based 50% on their respective departments’ Flight Plan goal performance and 50% on our corporate goal achievement. The rationale behind this structure is that our Executive Vice Presidents and above are most able to direct corporate goals and should be in a position to inspire achievement of those goals and be individually accountable to the extent they are not met. The responsibility, and reward, for meeting overall corporate goals is reduced as the employee’s role becomes more subordinate within the organization; however, even officers below Executive Vice President are still held accountable, and rewarded, based on their respective departments’ performance and contribution to the company’s success.

The Flight Plan is a set of annual goals, established throughout 2007, against which our corporate performance is measured. The Flight Plan is intended to be a mix of ‘‘stretch’’ goals that are more aspirational in nature, and more readily achievable goals. When evaluating performance against the Flight Plan, all goals are weighted the same. In 2007, we set sixteen targets in the Flight Plan, under the headings of People + Product + Performance = Prosperity. These targets were: in the ‘‘People’’ category, achieve a higher crewmember ‘‘secure score’’ (as defined below), instill performance management, listen to crewmembers, and embrace our customers; in the ‘‘Product’’ category, polish, deliver and enhance the core product, achieve a higher ‘‘net promoter score’’ (as defined below), climb the e-curve (i.e., become more technologically savvy), and enhance brand value; in the ‘‘Performance’’ category, achieve Department of Transportation, or DOT, and safety goals, improve performance of our EMBRAER 190, or E190, aircraft, own and grow our presence at John F. Kennedy International Airport, or JFK, and deliver a budget and capital plan; and in the ‘‘Prosperity’’ category, earn profit sharing, fund growth internally, create shareholder value and be a winner.

To assist us in measuring our achievement of these goals, we established the following sub-goals in 2007, which are grouped with the particular Flight Plan goal to which they relate:

PEOPLE:    Feel Like An Owner

•	Achieve 70% Crewmember Secure Score, which involves maintaining direct relationships among all crewmembers; implementing 2006 internal survey action plans by first quarter and execute those plans; and delivering quarterly internal surveys by second quarter. A crewmember ‘‘secure score’’ is the number of employees who both anticipate staying at JetBlue and would recommend us as a good place to work.

•	Instill Performance Management, which involves timely completion of all salaried crewmember performance reviews; implementing crewmember appreciation and recognition programs by fourth quarter (this metric was postponed to 2008); and providing that each crewleader receives quarterly ‘‘live’’ feedback sessions to review performance.

•	Listen to Crewmembers, which involves raising our ‘‘confidence in departmental leadership’’ scores; rolling out new uniform specifications by fourth quarter; ensuring that all crewleaders attend leadership class within six months of hire/promotion; cross-training volunteers to support operational recovery by third quarter; and implementing and training crewmembers to system service recovery plan by second quarter.

•	Embrace Our Customers, which involves achieving a 10 – 15% reduction in rate of complaints; and ensuring that all crewmembers are familiar with our Customer Bill of Rights.

PRODUCT:    Bring Back the Buzz

•	Polish, Deliver and Enhance Core Product, which involves completing the 150 seat plan for Airbus A320 aircraft by first quarter; developing and implementing customer interface guidelines for crewmembers by second quarter; and implementing inflight entertainment enhancements on-time and on-budget.

•	Achieve 70% Net Promoter Score, which involves developing and implementing a process to define, measure and report net promoter score and its causal metrics on a quarterly basis by first quarter; and growing our TrueBlue members by 30%. A ‘‘net promoter score’’ is a brand loyalty analysis that asks our customers how likely they would be to recommend us to a friend or colleague, and then totals our strong supporters and subtracts from them our detractors.

•	Climb the e-Curve, which involves implementing various software upgrades and enhancements to our kiosks and web systems by second quarter; simplification, consolidation and upgrades to our critical network systems; internally publicizing IT strategy, our project prioritization process, project list and timelines and deliver according to plan; and delivering at least three ‘‘results’’ to IT internal customers to help them achieve Flight Plan goals.

•	Enhance Brand Value, which involves developing, implementing, publicizing and adhering to our Customer Bill of Rights; increasing ancillary revenue by 40%; and execute planned partnerships.

PERFORMANCE:    Nail the Metrics

•	Achieve DOT and Safety Goals, which involves achieving safety reportable incidents goals; improving on-time arrivals; achieving stronger operational planning and execution; improving on-time departures; improving mishandled baggage rates; and achieving significant flight completion rates.

•	Improve E190 Performance, which involves improving E190 dispatch reliability, scheduled utilization and cost reduction; and developing five-year E190 plan and executing in Year 1.

•	Own and Grow JFK, which involves implementing a support plan for JFK by second quarter; using dual-departure runways in peak periods a significant percentage of time; developing and implementing JFK customer connection process by third quarter; leveraging our cost advantage and create customer preference to gain market share at JFK; executing our new Terminal 5 Phase 1 plan, and finalizing Terminal 5 Phase 2 concept and business plans.

•	Deliver Budget and Capital Plan, which involves having monthly budget and capital reviews between finance and department leadership to track progress.

In the first quarter of 2008, management assessed our performance against the 2007 Flight Plan and, based on internal surveys and other metrics, determined that we had qualified for an ‘‘Under Target’’ bonus award, equal to 25% of base salary for Executive Vice Presidents and above. The

Compensation Committee approved that determination. In determining our executive officers’ bonus awards, the Committee also took into consideration the Company’s stock performance, and confirmed its agreement with management’s bonus award recommendation.

For information relating to the specific annual incentive bonus awards made to our Named Executive Officers, please see ‘‘Named Executive Officer Compensation’’ below.

In 2008, we anticipate that our Flight Plan approach to measuring corporate performance will be replaced by a new company-wide ‘‘scorecard’’ that is currently being developed through internal analysis of our key management and operational processes.

Long-Term Incentive Awards

To promote our long-term objectives, we provide a significant percentage of our employees the opportunity to earn equity awards. These are leadership employees and other individuals whom we view as potential leaders in our organization and are in a position to make a contribution to our long-term success, and whose retention is, therefore, a significant goal. We currently make equity awards pursuant to our Amended and Restated 2002 Stock Incentive Plan. Our Amended and Restated 2002 Stock Incentive Plan provides that the Committee has the authority to grant participants different types of equity awards, including non-qualified and incentive stock options, shares of common stock, restricted stock units, tandem or limited stock appreciation rights.

Since equity awards vest and may grow in value over time, this component of our compensation program is designed to reward performance over a sustained period. We intend for these awards to strengthen the focus of our executives and other key employees on managing our Company from the perspective of a person with an equity stake in our Company.

Through 2007, we granted equity awards annually and upon hire or promotion. The recipients of such awards and the amounts of such awards were based on the employee’s position within the Company according to a predetermined schedule. In fiscal 2007, we awarded our executive officers options to purchase a total of 81,000 shares of common stock under our Amended and Restated 2002 Stock Incentive Plan. Upon his hire in March 2007, Russell Chew, our new Chief Operating Officer, received a grant of 50,000 restricted stock units. All stock option and restricted stock unit grants are subject to time-based vesting requirements. Historically, we have also granted stock options to our employees and provided them with a profit-sharing component based on our pre-tax profitability. In 2007, as noted above, we moved away from granting stock options, given their more costly accounting treatment under SFAS 123(R) and due to our recognition that they were no longer as effective in retaining or motivating our employees, partially because several years of prior grants were ‘‘out of the money.’’ Accordingly, we began issuing restricted stock units. All of the restricted stock unit awards vest over three years and are subject to forfeiture should a crewmember leave the Company before his or her restricted stock units are fully vested. Our plan provides for automatic share withholding to cover any tax liability when restricted stock units vest. As noted above under ‘‘Compensation Objectives and Philosophy,’’ we anticipate making further adjustments to our use and type of equity compensation in the future.

As a result of our 2007 review and revision of our compensation program, in addition to varying the type of equity awards we make to our employees, we have shifted the emphasis of our compensation package from equity awards in past years to more cash and less equity compensation.

Beginning in 2008, equity awards are granted annually following our annual review process and upon an employee’s hire or promotion. At its meeting during the fourth quarter of 2007, the Committee approved four equity grant dates for 2008. Each grant date is within a projected permitted trading period under the JetBlue Insider Trading Policy. All equity awards are made only on one of the four dates and the Committee approves the grants to be awarded on the scheduled grant date. Newly hired or promoted employees receive their awards on the next scheduled grant date following their date of hire.

In 2008, based on achievement of 2007 corporate performance goals, our Named Executive Officers at the Executive Vice President level and above were awarded equity grants with a fair market value based on the following grid:

		Company Earnings Goal
		Failed to Meet Target	Under Target	Met Target	Exceeded Target
Executive Officer and his Department’s Achievement of their Flight Plan Goals	Exceeded Target	$250,000	$250,000	$375,000	$500,000
	Met Target	$125,000	$125,000	$250,000	$375,000
	Under Target	$0	$125,000	$125,000	$250,000
	Failed to Meet Target	$0	$0	$0	$0

The vertical axis is the executive officer and his departments’ achievement of the Flight Plan goals that are related to those departments’ responsibilities within the Company. JetBlue implemented this metric because we believe it is appropriate to judge our senior executive officers by their departments’ performance as well as their own. Our goal is for them to drive their departments to excellence, as well as themselves. The horizontal axis is achievement of the Company Earnings Goal.

Our Named Executive Officers in 2007 at the Senior Vice President level were awarded equity grants with a fair market value based on the following grid:

	Trajectory within the Company
		Well Placed	Same Level with Broader Responsibilities	Promotable
Officer’s Departmental Flight Plan Goals	Exceeded Target	$ 125,000	$187,500	$250,000
	Met Target	$62,500 – 125,000	$125,000	$187,500
	Under Target	$ 0 – $62,500	$62,500	$125,000
	Failed to Meet Target	$ 0	$0	$0

The vertical axis is achievement of the officer’s departmental Flight Plan goals. The horizontal axis represents that officer’s supervisor’s evaluation of the officer’s trajectory within the Company. This is a subjective analysis involving a supervisor’s assessment of the suitability of the officer’s placement within the Company and whether that officer has demonstrated the potential to grow into a more senior position.

For 2007, because the Company was in the process of transitioning to its new executive compensation structure and thus was not able to set a Company Earnings Goal that would be in place for most of the year (let alone the full year), management and the Committee deemed it appropriate to determine the Company Earnings Goal as having ‘‘Met Target’’ based on our having reported $18 million of post-tax profit in 2007 and in recognition of our need to retain key members of senior management in light of the significant changes in our executive officers that occurred in 2007. We anticipate that we will adopt a specific Company Earnings Goal in 2008, but are still in the process of analyzing the underlying data and assumptions upon which this key metric will be based.

Named Executive Officer Compensation

As noted above under ‘‘Base Salary,’’ Mr. Barger received a salary increase for 2008 in connection with his promotion to Chief Executive Officer pursuant to his new three-year employment agreement. Mr. Chew also received a salary increase in 2008 in connection with his promotion to President pursuant to his new four-year employment agreement.

None of Edward Barnes, our Chief Financial Officer, Robert Maruster, our Senior Vice President Airport Crew Services, James Hnat, our Executive Vice President, Corporate Affairs and General Counsel, or David Neeleman received merit-based salary increases for 2007, although each of Mr. Barnes and Mr. Hnat did receive salary increases in 2007 as a result of promotions.

As discussed above under ‘‘Bonuses,’’ Mr. Barnes, Mr. Maruster and Mr. Hnat each received a one-time spot bonus paid in October 2007 as an adjustment to his compensation, to bring it from the bottom 25% to closer to, but below, the market median of our benchmarking peer group. These one-time bonuses were formulaic in nature, in that under our previous compensation structure, Executive Vice Presidents were eligible for a bonus of up to 50% of their salary, Senior Vice Presidents were eligible for a bonus of up to 40% of their salary, and Vice Presidents were eligible for a bonus of up to 30% of their salary. The one-time bonus paid to each of these Named Executive Officers was in an amount equal to 50% of their bonus eligibility, such that an Executive Vice President received a bonus of 25% of his or her base salary and a Senior Vice President received a bonus of 20% of his or her base salary, prorated as necessary for any promotions during 2007. These bonuses were intended to help ensure officer retention given the significant management changes experienced by the Company in 2007.

For 2007, Mr. Barger, Mr. Chew, Mr. Barnes, Mr. Maruster and Mr. Hnat each received an annual incentive bonus award in the first quarter of 2008. For Mr. Barger, his annual incentive bonus award was made according to his employment agreement then in effect. However, Mr. Barger waived a portion of his contractually guaranteed bonus, and was paid a bonus of $50,000, equal to 25% of his base salary, the same percentage of his base salary for 2007 as was approved for the remainder of our senior executive officers. Mr. Chew was paid a bonus of 75% of his base salary, which had been agreed to by the Company when he accepted employment with JetBlue.

For 2007, as discussed above under ‘‘Annual Incentive Bonus,’’ incentive bonus awards to officers below the level of Executive Vice President depended on the officer’s departments’ achievement of their applicable Flight Plan-derived goals. Mr. Barger reviewed the performance of each of Mr. Barnes and Mr. Hnat and their respective departments, and Mr. Chew reviewed the performance of Mr. Maruster and his department.

Mr. Maruster was a Senior Vice President in 2007; therefore, his annual incentive bonus was based 25% on his department’s achievement of applicable Flight Plan goals and 75% on corporate goal achievement. Mr. Hnat was promoted from Senior Vice President to Executive Vice President in 2007. Accordingly, his annual incentive bonus was prorated according to the time he spent in each position (three months at Senior Vice President, with 25% based on his department’s achievement of applicable Flight Plan goals and 75% corporate goal achievement; and nine months at Executive Vice President, with 100% corporate goal achievement). Mr. Barnes was promoted from Vice President to Senior Vice President in 2007. Accordingly, his annual incentive bonus was prorated according to the time he spent in each position (nine months at Vice President, with 50% on his departments’ achievement of applicable Flight Plan goals and 50% corporate goal achievement; and three months at Senior Vice President, with 25% on his departments’ achievement of applicable Flight Plan goals and 75% corporate goal achievement).

Mr. Neeleman, our former Chief Executive Officer, was paid his $75,000 guaranteed bonus for 2007 pursuant to his employment agreement in April 2008. The Committee also approved a bonus payment to John Harvey, our former Chief Financial Officer, for 2007 in connection with his separation from the Company, which was paid in March 2008. For additional information concerning Mr. Harvey’s separation package, see ‘‘Executive Compensation—Potential Payments upon Termination or Change In Control’’ below.

Mr. Barger, Mr. Chew, Mr. Barnes, Mr. Maruster and Mr. Hnat each received awards of restricted stock units in 2008, reflecting their achievement of performance goals for 2007. On February 14, 2008, Mr. Barger, Mr. Chew and Mr. Hnat each received a restricted stock unit with a fair market value on that grant date equal to $250,000 based on the ‘‘Met Target’’ assessment discussed above under ‘‘Long-Term Incentive Awards.’’ Mr. Maruster received a restricted stock unit with a fair market value on that grant date equal to $187,500, which was also based on the ‘‘Met Target’’ and ‘‘promotable’’ assessments at the Senior Vice President level discussed above. Mr. Barnes received a restricted stock unit award with a fair market value of $250,000, which was based on an ‘‘Exceeded Target’’ and ‘‘promotable’’ assessments. These restricted stock units vest over three years and are at risk of forfeiture should the executive officer leave JetBlue before the awards are fully vested. The stock option awards for 2007 included in the Summary Compensation Table and the Grants of Plan Based Awards Table under ‘‘Executive Compensation’’ below reflect stock options issued to these executive officers in 2007 based on the position each officer held on the grant date.

Historically, the Committee and Mr. Neeleman believed that, as a founder and holder of a significant equity interest in JetBlue, Mr. Neeleman had sufficient incentive to promote the long-term growth of JetBlue and, therefore, he has not received any awards under our stock incentive plans.

Tax and Accounting Impact

Beginning on January 1, 2006, the Company began accounting for share-based payments, including stock options and restricted stock units, in accordance with the requirements of SFAS 123(R). For more information about the Company’s valuation assumptions, please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2007, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to each of our Chief Executive Officer and our next four most highly paid executive officers. Qualifying ‘‘performance-based compensation’’ is not subject to this deduction limitation if certain requirements are met. At present, restricted stock unit grants under our Amended and Restated 2002 Stock Incentive Plan do not qualify as performance-based compensation and may not be covered by the 162(m) exemptions. Taxable compensation pursuant to stock options granted under our stock option plans will qualify as performance-based compensation and will be fully deductible by us at the time of exercise. No compensation paid to any of our Named Executive Officers in 2007 exceeded $1,000,000. We periodically review the potential consequences of Section 162(m) with respect to compensatory elements. In the future, we may authorize other compensation payments to our Named Executive Officers that do not comply with the exemptions in Section 162(m) if we judge that such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or any individual executive’s particular circumstances. This approach is consistent with our general compensation policy to remain flexible in order to address business and/or financial challenges as they may arise.

Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent the payments received by them exceed an amount approximating three times their average annual compensation. A company will also lose its tax deduction for such ‘‘excess’’ payments. As discussed above under ‘‘Payments Upon a Change in Control-Executive Change of Control Plan,’’ under our Executive Plan, we provide for tax ‘‘gross-up’’ payments to cover the cost of this excise tax. We believe it is important that the effects of these tax code provisions do not negate the protections which we intend to provide to our executive officers in the event of a change in control.

Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Committee takes into account the potential implications of Code Section 409A in determining the form and timing of compensation awarded to our executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the ‘‘Compensation Discussion and Analysis’’ required by Item 402(b) of SEC Regulation S-K with our management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the ‘‘Compensation Discussion and Analysis’’ be included in this proxy statement.

The Compensation Committee of JetBlue

Neal Moszkowski
Joel Peterson
Ann Rhoades (Chair)

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee. Ms. Rhoades, the Chair of our Compensation Committee, served as an officer of the Company until 2001.

EXECUTIVE COMPENSATION

The following table summarizes, for the fiscal year ended December 31, 2007, the total compensation paid or earned by each of our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers who served in such capacities as of December 31, 2007, and our former principal executive officer and our former principal financial officer who served in such capacities during such fiscal year (the ‘‘Named Executive Officers’’), for all services rendered.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)(1)	Stock Awards ($)(e)(2)	Option Awards ($)(f)(3)		Non-Equity Incentive Plan Compensation ($)(g)(4)	All Other Compensation ($)(i)(5)		Total ($)(j)
David Barger	2007	200,000	—	—	257,372		50,000	7,270		514,642
Chief Executive Officer(6)	2006	200,000	—	—	264,326		50,000	7,672		521,998
Edward Barnes	2007	253,125	60,000	—	21,998		110,625	116,081	(8)	561,830
Senior Vice President Finance and Chief Financial Officer(7)
David Neeleman	2007	200,000	—	—	—		75,000	8,545		283,545
Chief Executive Officer(9)	2006	200,000	—	—	—		50,000	7,672		257,672
John Harvey	2007	292,708	150,000	—	16,087	(11)	75,000	552,861	(12)	1,086,657
Executive Vice President and Chief Financial Officer(10)	2006	243,693	125,625	—	99,507		61,875	8,352		539,052
Russell Chew	2007	218,077	200,000	111,250	—		187,500	131,198	(14)	848,026
President and Chief Operating Officer(13)
Robert Maruster	2007	241,250	150,000	—	34,306		99,750	7,842		533,149
Senior Vice President Customer Services
James Hnat	2007	268,733	115,000	—	104,947		82,500	243		571,422
Executive Vice President Corporate Affairs and General Counsel

(1)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based bonuses are reported above under the ‘‘Non-Equity Incentive Plan Compensation’’ column. See ‘‘Compensation Discussion and Analysis—Bonuses’’ and ‘‘—Annual Incentive Bonuses’’ above.
(2)	Represents the accounting expense recognized for financial statement reporting purposes during 2007 for the fair value of restricted stock units representing the rights to receive shares of JetBlue common stock upon vesting under our 2002 Stock Incentive Plan, as granted in 2007, as calculated in accordance with SFAS123(R), Share Based Payment. Please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on February 21, 2008, or our 2007 Annual Report, for further discussion related to the assumptions used in our valuation. See the Grants of Plan-Based Awards table below for further information on restricted stock units granted in 2007.
(3)	Represents the accounting expense recognized for financial statement reporting purposes during 2007 for the fair value of options to purchase shares of JetBlue common stock under our 2002 Stock Incentive Plan, as granted in 2007 as well as prior years, as calculated in accordance with SFAS123(R), Share Based Payment. Please refer to Note 7 to our consolidated financial statements in our 2007 Annual Report for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2007, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. See the Grants of Plan-Based Awards table below for further information on options granted in 2007.
(4)	Represents incentive bonus earned in 2007 based upon our and each Named Executive Officer’s achievement of certain specified annual performance targets (except for Mr. Barger, Mr. Chew and Mr. Neeleman whose bonuses were based on their respective arrangements with the Company). The amounts earned were paid on February 20, 2008, except for Mr. Harvey’s bonus, which was paid on March 18, 2008, and Mr. Neeleman’s which was paid on April 20, 2008. See ‘‘Compensation Discussion and Analysis—Annual Incentive Bonuses’’ above.
(5)	Consists of amounts contributed by us to the JetBlue Airways Profit Sharing Retirement Plan for 401(k) matching contributions in which all of our employees are eligible to participate, as well as life insurance premiums. The 401(k) matching contribution for each of our Named Executive Officers in 2007 was $7,000 for Mr. Barger, $8,250 for Mr. Neeleman, $6,110 for Mr. Barnes, $2,625 for Mr. Harvey, $583 for Mr. Chew, $7,664 for Mr. Maruster and $0 for Mr. Hnat.
(6)	Mr. Barger was appointed Chief Executive Officer of JetBlue on May 10, 2007. Mr. Barger ceased serving as our Chief Operating Officer on March 26, 2007, when Mr. Chew assumed that role, and ceased serving as our President on September 12, 2007, when Mr. Chew assumed that role.
(7)	Mr. Barnes was appointed interim Chief Financial Officer of JetBlue on November 7, 2007. He was formally appointed Executive Vice President and Chief Financial Officer of JetBlue on February 7, 2008.
(8)	Of this amount, $109,761 represents reimbursement of the following expenses: closing costs of $14,741, temporary/duplicate housing costs of $15,962, moving expenses of $62,861, and tax gross up of $16,197.
(9)	Mr. Neeleman ceased serving as our Chief Executive Officer on May 10, 2007, when Mr. Barger assumed that role. He currently serves as our Chairman of the Board, but as discussed above under ‘‘Item 1. Election of Directors,’’ will not stand for re-election at the annual meeting and, therefore, his service will end on May 15, 2008.
(10)	Mr. Harvey resigned as our Executive Vice President and Chief Financial Officer on November 7, 2007.
(11)	This amount represents the net accounting expense relating only to stock options that vested and does not include any expense for stock options forfeited by Mr. Harvey as a result of his resignation.
(12)	Of this amount, $550,000 represents a separation payment made in March 2008 in connection with a resignation and general release agreement we entered into with Mr. Harvey.
(13)	Mr. Chew joined JetBlue as our Chief Operating Officer on March 26, 2007, and was appointed our President on September 12, 2007.
(14)	Of this amount, $129,560 represents reimbursement of the following expenses: temporary housing costs of $76,553 and tax gross up of $53,007.

The following table sets forth certain information, as of December 31, 2007, concerning individual grants of equity and non-equity plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(3)(j)		Exercise or Base Price of Option Awards ($/Sh) (4)(k)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)(5)(l)
		Threshold ($)(1)(c)	Target ($)(1) (2)(d)	Maximum ($)(1)(e)
David Barger		75,000	50,000	200,000	—	—		—	—	—
Edward Barnes	11/14/2007	—	—	—	—	13,500		7.79	7.67	45,090
		—	110,625	195,000	—	—		—	—	—
David Neeleman		75,000	75,000	200,000	—	—		—	—	—
John Harvey	5/16/2007	—	—	—	—	27,000	(6)	10.68	10.72	123,425
		—	75,000	300,000	—	—		—	—	—
Russell Chew	5/16/2007	—	—	—	50,000	—		—	—	534,000
		187,500	187,500	300,000	—	—		—	—	—
Robert Maruster	5/16/2007	—	—	—	—	13,500		10.68	10.72	61,712
		—	99,750	228,000	—	—		—	—	—
James Hnat	5/16/2007	—	—	—	—	27,000		10.68	10.72	123,425
		—	82,500	285,000	—	—		—	—	—

(1)	The ‘‘threshold’’ column reflects the minimum award that would have been granted had we achieved none of our performance targets for 2007. The ‘‘target’’ column reflects the actual target we achieved of 25% of our 2007 performance targets (see ‘‘Compensation Discussion and Analysis—Annual Incentive Bonuses’’ above). The ‘‘maximum’’ column reflects awards that would have been payable for our 2007 performance had we achieved 100% of our performance targets for the year.
(2)	This column shows the value of the non-equity incentive plan payout for each Named Executive Officer for 2007, given our performance during the year. The payouts are based on performance goals established at the beginning of the year and are therefore completely at risk. The business measurements and performance goals for determining the payout are described in ‘‘Compensation Discussion and Analysis—Annual Incentive Bonuses’’ above. Mr. Barger’s 2007 payout amount is lower than the amount to which he was otherwise entitled under his employment agreement then in effect, as he elected to waive the $25,000 difference in light of our performance in 2007. See ‘‘Compensation Discussion and Analysis—Annual Incentive Bonuses’’ above.
(3)	Granted under our Amended and Restated 2002 Stock Incentive Plan. Subject to the Named Executive Officers’ continued employment, these equity awards vest in a series of three equal annual installments commencing on the first anniversary of the grant date, subject to immediate vesting upon certain changes in control.
(4)	The exercise price of option awards is based on the market value of our common stock on the date of grant, determined as the average of the high and low selling prices on the grant date, pursuant to our Amended and Restated 2002 Stock Incentive Plan.
(5)	Represents total grant date fair value of restricted stock units as determined in accordance with SFAS 123(R), Share-Based Payment, and total grant date fair value of options as calculated using a Black-Scholes-Merton option pricing model in accordance with SFAS 123(R). Please refer to Note 7 to our consolidated financial statements in our 2007 Annual Report for further discussion related to the assumptions used in our valuations of restricted stock units and options.
(6)	Mr. Harvey forfeited this stock option award in its entirety upon his resignation from the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

In November 1998, we entered into an employment agreement with David Neeleman, who served as our Chief Executive Officer until May 10, 2007. In July 2004, we and Mr. Neeleman amended his employment agreement to extend the term of his employment though August 2009. The employment agreement, as amended, terminates on the earlier of August 25, 2009 or upon the triggering of the termination provisions in the agreement; provided, however, that unless we otherwise notify Mr. Neeleman, the term of the employment agreement is automatically extended by successive one-year terms. Under the agreement, Mr. Neeleman is entitled to an annual salary of $200,000, subject to periodic review by our Board of Directors. In addition, Mr. Neeleman is entitled to an annual minimum guaranteed bonus of $75,000, subject to increase based on the achievement of performance-based milestones, as discussed in ‘‘Compensation Discussion and Analysis—Annual Incentive Bonuses’’ above. The agreement provides that if Mr. Neeleman is terminated without Cause (as defined below under ‘‘Potential Payments upon Termination or Change-In-Control’’), then he will be entitled to his then existing base salary and bonus for the entire period remaining on the term of his employment agreement. We also sold and issued to Mr. Neeleman an aggregate of 8,961,637 shares of our common stock at a purchase price of $0.0257 per share under Restricted Stock Purchase Agreements in September and November 1998. Mr. Neeleman also entered into a Non-Competition and Non-Solicitation Agreement that, like his employment agreement, precludes him from (i) soliciting any employee to leave our employ or (ii) owning, managing, controlling or engaging in any business competitive with any business we are conducting or propose to conduct for as long as his restricted shares continue to vest, and for a one-year period following the accelerated vesting of such restricted shares, in accordance with the Restricted Stock Purchase Agreements. All such restricted shares have vested in full. Mr. Neeleman’s service to the Company will end effective as of May 15, 2008, when he ceases to serve on our Board of Directors.

On February 11, 2008, we entered into a new employment agreement with David Barger as our Chief Executive Officer, which new agreement superseded Mr. Barger’s prior employment agreement with us as our former President and Chief Operating Officer which we and Mr. Barger had entered into in November 1998, and amended in 2004. The new agreement has a three-year term, and provides for an annual salary, effective January 1, 2008, of $500,000. The agreement provides that Mr. Barger is eligible to receive an annual incentive bonus at a target of 50% and a maximum of 100% of his base salary; a restricted stock unit award targeted at a fair market value of $250,000, with a minimum award of $0 and a maximum award of $500,000, depending on his performance against targets as set and reviewed by the Compensation Committee; as well as participation in the Company’s benefit plans available to its executive officers. The agreement may be terminated for Cause (as defined below under ‘‘Potential Payments upon Termination or Change-In-Control’’), or if he were to resign from the Company, in which instance he would only be entitled to payment of unpaid salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If Mr. Barger were terminated without Cause, he would be eligible to continue to receive his base salary for a period ending one year after the termination of his employment, a pro rata portion of his bonus and accrued benefits.

On February 11, 2008, the Company also entered into an employment agreement with Mr. Russell Chew as our President and Chief Operating Officer. Mr. Chew’s agreement has a four-year term and provides for an annual salary, effective January 1, 2008, of $400,000. The agreement also provides for a housing allowance to be paid to Mr. Chew for 2008 and 2009 at the rate of $12,000 per month. The agreement provides that Mr. Chew is eligible to receive an annual incentive bonus at a target of 50% and a maximum of 100% of his base salary; provided, however, that he is entitled to receive a minimum guaranteed bonus payment of 50% of his base salary for 2008 and 2009. Mr. Chew is also eligible to receive a restricted stock unit award targeted at a fair market value of $250,000, with a minimum award of $0 and a maximum award of $500,000, depending on his performance against targets as set and reviewed by the Compensation Committee; and he is eligible to participate in the Company’s benefit plans available to its executive officers. The agreement may be terminated for Cause (which is defined in substantially the same manner as in Mr. Barger’s employment agreement, as described below under ‘‘Potential Payments upon Termination or Change-In-Control’’), or if he were to resign from the Company, in which instance he would only be entitled to payment of unpaid salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If Mr. Chew were terminated without Cause, he would be eligible to continue to receive his base salary for a period ending one year after the termination of his employment, a pro rata portion of his bonus and accrued benefits.

See ‘‘Potential Payments upon Termination or Change-In-Control’’ for information regarding potential payments to our Named Executive Officers under our Executive Change of Control Plan.

The following table provides information on all outstanding equity awards for each Named Executive Officer at December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)
David Barger	10/22/1999	303,750	—	0.33	10/22/2009	—	—
	2/8/2002	16,707	—	4.00	2/8/2012	—	—
	3/26/2004	27,000	—	15.80	3/26/2014	—	—
	9/1/2004	108,000	27,000	15.82	9/1/2014	—	—
	5/18/2005	18,000	9,000	14.75	5/18/2015	—	—
	5/18/2006	6,000	12,000	10.62	5/18/2016	—	—
Edward Barnes	11/15/2006	3,000	6,000	15.27	11/15/2016	—	—
	11/14/2007	—	13,500	7.79	11/14/2017	—	—
David Neeleman	—	—	—	—	—	—	—
John Harvey	3/3/2004	45,000	—	16.37	3/16/2008	—	—
	5/18/2005	9,000	—	14.75	3/16/2008	—	—
	5/18/2006	9,000	—	10.62	3/16/2008	—	—
Russell Chew	5/16/2007	—	—	—	—	50,000	298,250
Robert Maruster	8/17/2005	45,000	—	12.913	8/17/2015	—	—
	5/18/2006	4,500	9,000	10.615	5/18/2016	—	—
	5/16/2007	—	13,500	10.680	5/16/2017	—	—
James Hnat	7/20/2001	3,375	—	1.707	7/20/2011	—	—
	2/10/2003	13,500	6,750	11.527	2/10/2013	—	—
	3/26/2004	9,000	—	15.800	3/26/2014	—	—
	5/18/2005	6,000	3,000	14.753	5/18/2015	—	—
	5/18/2006	4,500	9,000	10.615	5/18/2016	—	—
	5/16/2007	—	27,000	10.680	5/16/2017	—	—

(1)	Please refer to the table below for the applicable vesting schedules of outstanding option awards.

Grant Date	Option Expiration Date	Vesting Schedule
10/22/1999	10/22/2009	20% in five equal annual installments beginning on August 17, 1999.
7/20/2001	7/20/2011	20% in five equal annual installments beginning on June 28, 2002.
2/8/2002	2/8/2012	20% in five equal annual installments beginning on February 8, 2003.
2/10/2003	2/10/2013	20% in five equal annual installments beginning on February 1, 2004.

Grant Date	Option Expiration Date	Vesting Schedule
3/3/2004	3/3/2014	Initially, 20% in five equal annual installments beginning on March 3, 2005; however, Mr. Harvey’s outstanding options were accelerated on December 9, 2005 as part of a Company-wide option acceleration prior to the effective date of SFAS 123(R). Mr. Harvey was not a Named Executive Officer at the time of the acceleration; such officers’ options were not accelerated. All of Mr. Harvey’s options were forfeited as a result of his resignation in November 2007.
3/26/2004	3/26/2014	One-third in three equal annual installments beginning on (1) August 17, 2004 for Mr. Barger and (2) March 26, 2005 for Mr. Hnat.
9/1/2004	9/1/2014	20% in five equal annual installments beginning on August 24, 2004.
5/18/2005	5/18/2015	One-third in three equal annual installments beginning on May 18, 2006; however, Mr. Harvey’s outstanding options were accelerated on December 9, 2005 as part of a Company-wide option acceleration prior to the effective date of SFAS 123(R). All of Mr. Harvey’s options were forfeited as a result of his resignation in November 2007.
8/17/2005	8/17/2015	Initially, 20% in five equal annual installments beginning on July 30, 2006; however, Mr. Maruster’s outstanding options were accelerated on December 9, 2005 as part of a Company-wide option acceleration prior to the effective date of SFAS 123(R). Mr. Maruster was not a Named Executive Officer at the time of the acceleration; such officers’ options were not accelerated.
5/18/2006	5/18/2016	One-third in three equal annual installments beginning on May 18, 2007.
11/15/2006	11/15/2016	One-third in three equal annual installments beginning on November 15, 2007.
5/16/2007	5/18/2016	One-third in three equal annual installments beginning on May 16, 2008.
11/14/2007	11/14/2017	One-third in three equal annual installments beginning on November 14, 2008.

As there were no options exercised by any Named Executive Officers in 2007 and no restricted stock vested in 2007 for any of our Named Executive Officers, the Option Exercises and Stock Vested Table has been omitted.

Potential Payments upon Termination or Change-In-Control

Each of our Named Executive Officers may receive various payments if his employment with us is terminated, depending on the grounds on which the individual is terminated. Employment may be terminated in various ways, including the following:

•	Voluntary termination of employment by the Named Executive Officer (with or without ‘‘good reason’’);

•	Retirement (normal or early);

•	Termination of employment by the Company (with or without ‘‘cause’’);

•	Termination in the event of the disability or death of the Named Executive Officer; and

•	Termination following a change in control of the Company.

In the discussion below, we summarize the various termination scenarios under which our Named Executive Officers would have been entitled to receive payments had their employment been terminated as of December 31, 2007. In the table below, we also provide estimates of the payments that our Named Executive Officers would have received had their employment been terminated as of December 31, 2007.

Potential payments made to Messrs. Barger and Neeleman upon the termination of their employment or upon a change in control are governed by the terms of their respective employment agreements with the Company and by the benefit plans in which they participate. Potential payments to Mr. Barger as of December 31, 2007, would have been governed by the 1998 Barger Employment Agreement (as defined below), while potential payments to Mr. Barger as of the date of this proxy statement would be governed by the 2008 Barger Employment Agreement (as defined below), which was entered into on February 11, 2008. Potential payments to Mr. Neeleman as of December 31, 2007, would have been governed by the 1998 Neeleman Employment Agreement (as defined below). Potential payments to Mr. Chew upon the termination of his employment or upon a change in control as of December 31, 2007, would have been governed by the benefit plans in which he participates, while potential payments to Mr. Chew as of the date of this proxy statement would be governed by the 2008 Chew Employment Agreement (as defined below), which was entered into on February 11, 2008.

Potential payments to Messrs. Barnes, Maruster and Hnat upon the termination of their employment or upon a change in control are governed by the terms of the benefit plans in which they participate. None of Mr. Barnes, Mr. Maruster or Mr. Hnat have employment agreements with the Company. Mr. Harvey’s employment with the Company was terminated on November 7, 2007.

Payments to Mr. Barger

Employment Agreements with Mr. Barger.    We entered into an employment agreement with Mr. Barger on October 14, 1998, which was amended on July 21, 2004 (the ‘‘1998 Barger Employment Agreement’’), and has been superseded by the 2008 Barger Employment Agreement (defined below).

The 1998 Barger Agreement provided for:

•	a base salary at the annual rate of $200,000 with increases at the sole discretion of the Board of Directors;

•	a signing bonus equal to approximately $65,000, one half of which was paid to Mr. Barger in 1,333 shares of our common stock;

•	A guaranteed minimum annual bonus of $75,000 for the employment term;

•	Participation in the Company’s benefit plans; and

•	Reimbursement for reasonable business expenses and moving expenses.

The 2004 amendment to Mr. Barger’s employment agreement provided for the continuation of Mr. Barger’s employment as our President and Chief Operating Officer and the issuance of 90,000 stock options to Mr. Barger under our 2002 Stock Incentive Plan.

On February 11, 2008, we entered into a new employment agreement with Mr. Barger as our Chief Executive Officer (the ‘‘2008 Barger Employment Agreement’’), as described above under ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.’’

Payments to Mr. Barger upon Termination for Cause or upon Resignation.    Under the 2008 Barger Employment Agreement, if the Company were to terminate Mr. Barger’s employment for Cause (as defined below), or if Mr. Barger were to resign from the Company, Mr. Barger would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. The definition of ‘‘Cause’’ in the 2008 Barger Employment Agreement is substantially similar to that provided in the 1998 Barger Employment Agreement, and is defined below.

Payments to Mr. Barger upon Termination without Cause.    Under the 1998 Barger Employment Agreement, had Mr. Barger’s employment been terminated by the Company without Cause, he would have been entitled to his then existing base salary and the guaranteed bonus for the entire period remaining of his employment term, plus a lump sum payment for any unpaid and accrued vacation up to the date of termination. The term ‘‘Cause,’’ as used in the 1998 Barger Employment Agreement, means a conviction of or a plea of nolo contendere to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of company policies which materially adversely affects JetBlue; intentional damage to JetBlue property or business; gross insubordination or incompetence; habitual neglect of his duties with JetBlue; or conduct which demonstrates gross unfitness to serve, including alcoholism or substance abuse. As of December 31, 2007, this payment would have amounted to $183,333.

As of the date of this proxy statement, under the 2008 Barger Employment Agreement, if, prior to the expiration of the employment term, Mr. Barger’s employment were terminated by the Company without Cause, the Company would (a) continue to pay Mr. Barger his base salary (at the rate in effect on the date Mr. Barger’s employment is terminated) until the end of the one year following his termination, (b) to the extent the Company’s performance goals were achieved, pay Mr. Barger a pro rata portion of his bonus for the year in which the termination of employment occurs on the date such bonus would have been payable to Mr. Barger had he remained employed by the Company, and (c) pay Mr. Barger any other accrued compensation and benefits. If, after termination of his employment without Cause, Mr. Barger were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph.

Had Mr. Barger’s employment been terminated by the Company without Cause as of the date of this proxy statement, the Company would have had to pay Mr. Barger the sum of $500,000 for up to a year following the termination, plus any prorated bonus and equity compensation for the year 2008.

Payments to Mr. Barger upon Termination for any Reason other than without Cause.    Under the 1998 Barger Employment Agreement, had Mr. Barger’s employment been terminated by the Company for any other reason than without Cause, Mr. Barger would not have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination, plus any accrued and unpaid vacation compensation.

Under the 2008 Barger Employment Agreement, had Mr. Barger’s employment been terminated by the Company for any other reason than without Cause, Mr. Barger would not have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination and any additional benefit amounts required by law.

Under the 2008 Barger Employment Agreement, if Mr. Barger’s employment were terminated by reason of his death or Disability (as defined below), the Company would pay to Mr. Barger (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits. For purposes of this agreement, ‘‘Disability’’ means that Mr. Barger is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Payments to Mr. Neeleman

Employment Agreement with Mr. Neeleman.    We entered into an employment agreement with Mr. Neeleman as our Chief Executive Officer on November 23, 1998, which was amended on July 21, 2004 (the ‘‘1998 Neeleman Employment Agreement’’), as described above under ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.’’

Payments to Mr. Neeleman upon Termination without Cause.    Under the 1998 Neeleman Employment Agreement, had Mr. Neeleman’s employment been terminated by the Company without

Cause, he would have been entitled to his then existing base salary and the guaranteed bonus for the entire period remaining of his employment term, plus a lump sum payment for unpaid and accrued vacation up to the date of termination. The term ‘‘Cause,’’ as defined in the 1998 Neeleman Employment Agreement, is substantially similar to that described above for the 1998 Barger Employment Agreement. As of December 31, 2007, this payment would have amounted to $458,333.

Payments to Mr. Neeleman upon Termination for any Reason other than without Cause.    Under the 1998 Neeleman Employment Agreement, had Mr. Neeleman’s employment been terminated by the Company for any other reason than without Cause, Mr. Neeleman would not have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination, plus any accrued and unpaid vacation compensation.

Payments to Other Named Executive Officers

As of December 31, 2007, we had no contractual obligations to make any severance payments to our other Named Executive Officers.

Employment Agreement with Mr. Chew.    On February 11, 2008, we entered into an employment agreement with Mr. Chew as our President and Chief Operating Officer (the ‘‘2008 Chew Employment Agreement’’), as described above under ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.’’

Payments to Mr. Chew upon Termination for Cause or upon Resignation.    Under the 2008 Chew Employment Agreement, if the Company were to terminate Mr. Chew’s employment for Cause, or if Mr. Chew were to resign from the Company, Mr. Chew would only be entitled to payment of unpaid base salary through and including the date of termination or resignation, plus any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. The definition of ‘‘Cause’’ in the 2008 Chew Employment Agreement is substantially similar to that described above for the 1998 Barger Employment Agreement.

Payments to Mr. Chew upon Termination without Cause.    As of the date of this proxy statement, under the 2008 Chew Employment Agreement, if, prior to the expiration of the employment term, Mr. Chew’s employment were terminated by the Company without Cause, the Company would (a) continue to pay Mr. Chew his base salary (at the rate in effect on the date Mr. Chew’s employment is terminated) until the end of the one year following his termination, (b) to the extent the Company’s performance goals were achieved, pay Mr. Chew a pro rata portion of his bonus for the year in which the termination of employment occurs on the date such bonus would have been payable to Mr. Chew had he remained employed by the Company, and (c) pay Mr. Chew any other accrued compensation and benefits. If, after termination of his employment without Cause, Mr. Chew were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph.

Had Mr. Chew’s employment been terminated as of the date of this proxy statement without Cause, the Company would have had to pay Mr. Chew the sum of $400,000 for up to a year following the termination, plus any prorated bonus and equity compensation for the year 2008.

Payments to Mr. Chew upon Termination for any Reason other than without Cause.    Under the 2008 Chew Employment Agreement, had Mr. Chew’s employment been terminated by the Company for any other reason than without Cause, Mr. Chew would not have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination and any additional benefit amounts required by law.

Under the 2008 Chew Employment Agreement, if Mr. Chew’s employment were terminated by reason of his death or Disability, the Company would pay to Mr. Chew (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits. The definition of ‘‘Disability’’ in the 2008 Chew Employment Agreement is substantially similar to that described above for the 2008 Barger Employment Agreement.

Restrictions on Competition and Solicitation

Pursuant to each of Mr. Barger’s and Mr. Chew’s 2008 Employment Agreements, each of Mr. Barger and Mr. Chew has agreed to maintain the confidentiality of the Company’s information and to not compete with the Company, directly or indirectly, without consent of the Board, for up to one year after his termination from the Company. In addition, for twelve months after the later of the date either of Mr. Barger or Mr. Chew ceases to be an employee of the Company, he has agreed not to interfere with our employee or customer relationships, solicit our employees or customers on behalf of persons competitive with the Company and must have returned all our proprietary materials. Mr. Neeleman’s restrictions on competition and solicitation have expired. He is still bound by the confidentiality provisions of the 1998 Neeleman Employment Agreement.

Payments Upon a Change in Control

Executive Change of Control Plan.    On June 28, 2007, upon recommendation of the Compensation Committee, the Board approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the ‘‘Executive Plan’’). A ‘‘change in control,’’ as defined in the Executive Plan means: (i) a reorganization, merger, consolidation or other corporate transaction involving JetBlue, such that the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership, immediately prior to such business combination, of the voting securities of the Company; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, or the consummation of a plan of complete liquidation or dissolution of the Company. The Executive Plan provides severance and welfare benefits to eligible employees who are involuntarily terminated from employment without cause or when they resign during the two-year period following a change in control for ‘‘Good Reason’’ (a ‘‘Qualifying Termination Event’’). ‘‘Good Reason’’ means the termination of employment by an eligible employee because of any of the following events: (1) a 10% reduction by the Company (other than in connection with a Company-wide, across-the-board reduction), in (x) his or her annual base pay or bonus opportunity as in effect immediately prior to the change in control date or (y) his or her bonus opportunity or 12 times his or her average monthly salary, or as same may be increased from time to time thereafter; (2) a material reduction in the duties or responsibilities of the eligible employee from those in effect prior to the change in control; or (3) the Company requiring the eligible employee to relocate from the office of the Company where an eligible employee is principally employed immediately prior to the change in control date to a location that is more than 50 miles from such office of the Company (except for required travel on the Company’s business to an extent substantially consistent with such eligible employee’s customary business travel obligations in the ordinary course of business prior to the change in control date).

A Named Executive Officer who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Plan will be entitled to: (1) payment of his or her accrued but unused paid time off as of the date of termination; (2) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (3) payment for certain unreimbursed relocation expenses incurred by him or her (if any). Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months for our Named Executive Officers. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the Company’s COBRA reimbursement payments will be eliminated.

With respect to Named Executive Officers, the Executive Plan also contains an excise tax gross-up provision whereby if such employees incur any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, the employee will be entitled to a gross-up payment in an amount that would place him or her in the same after-tax position he or she would have been in had no excise tax applied.

The Executive Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices.

Mr. Neeleman is not an eligible employee under the Executive Plan. Mr. Harvey was not employed by the Company as of December 31, 2007.

Potential payments upon a change in control under the Executive Plan are provided in the table below captioned ‘‘Potential Post-Employment Compensation.’’

Payments in Connection with our Amended and Restated 2002 Stock Incentive Plan.    In addition to the above, our Amended and Restated 2002 Stock Incentive Plan provides for immediate vesting of various equity grants in the event of a change in control. The phrase ‘‘change in control,’’ as used in the plan, means any of the following: a change in ownership or control of the Company effected through a merger, consolidation or other reorganization approved by our stockholders (unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction); the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or the acquisition, directly or indirectly by any person or group of persons unaffiliated with us, of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made to our stockholders.

Potential payments upon a change in control under the Amended and Restated 2002 Stock Incentive Plan are provided in the table below captioned ‘‘Potential Post-Employment Compensation.’’

Potential Payments Upon Termination Table

The table below sets forth potential benefits that each Named Executive Officer would be entitled to receive upon termination of employment under the various circumstances outlined above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for such a payment. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the Named Executive Officer’s employment had terminated at December 31, 2007, including a gross-up for certain taxes in the event that any payments made in connection with a change in control were subject to the excise tax imposed by Section 4999 of the Code. Values for stock option and restricted stock unit grants are based on our common stock closing price of $5.90 on the Nasdaq Global Select Market on December 31, 2007. The table below does not include amounts to which the Named Executive Officers would be entitled that are already described in the other compensation tables appearing earlier in this proxy statement, including the value of equity awards that have already vested.

	Potential Post-Employment Compensation
	Severance Amount ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Benefit Continuation ($)	Estimated Tax Gross-Up ($)(4)	Total ($)
David Barger
Termination without Cause	183,333	—	—	—	—	183,333
Termination for any Reason other than without Cause(5)	—	—	—	—	—	—
After Change in Control(6)	500,000	—	—	5,876	—	505,876
David Neeleman
Termination without Cause	458,333	—	—	—	—	458,333
Termination for any Reason other than without Cause(5)	—	—	—	—	—	—
After Change in Control(6)	—	—	—	—	—	—
Edward Barnes(7)
After Change in Control(6)	738,750	—	—	18,725	—	757,475
Russell Chew(7)
After Change in Control(6)	975,000	—	295,000	18,725	—	1,288,725
Robert Maruster(7)
After Change in Control(6)	769,500	—	—	18,725	—	788,225
James Hnat(7)
After Change in Control(6)	765,000	—	—	5,876	—	770,876

(1)	As of December 31, 2007, we had no contractual obligations to make any severance payments to our Named Executive Officers, other than Messrs. Barger and Neeleman under the terms of their respective employment agreements then in effect.
(2)	All unvested stock options held by our Named Executive Officers as of December 31, 2007, had an exercise price greater than the closing price of our common stock on such date and, therefore, had zero value at December 31, 2007.
(3)	Assumes vesting of 50,000 restricted stock units for Mr. Chew based on our common stock closing price of $5.90 on December 31, 2007. None of our other Named Executive Officer held any restricted stock units at December 31, 2007.

(4)	Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent the payments received by them exceed an amount approximating three times their average annual compensation. As discussed above under ‘‘Payments Upon a Change in Control-Executive Change of Control Plan,’’ under our Executive Plan, we provide for tax ‘‘gross-up’’ payments to cover the cost of this excise tax.
(5)	Under the 1998 Barger Employment Agreement and 1998 Neeleman Employment Agreement, had Mr. Barger’s or Mr. Neeleman’s employment been terminated by the Company for any other reason than without Cause, neither Mr. Barger nor Mr. Neeleman would have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination.
(6)	Under the Executive Plan, a Named Executive Officer who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs and such additional payments as described above under ‘‘Payments upon a Change in Control-Executive Change of Control Plan.’’ Mr. Neeleman is not an eligible employee under the Executive Plan.
(7)	Potential payments to each of Messrs. Barnes, Chew, Maruster and Hnat upon the termination of their employment or upon a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Plan and the Amended and Restated 2002 Stock Incentive Plan.

Mr. Harvey and the Company entered into a resignation and general release agreement on March 14, 2008, under which the Company paid to Mr. Harvey a separation payment of $550,000, less applicable withholdings, plus a 2007 bonus payment of $75,000, in exchange for a general release and other customary provisions, including non-disparagement and non-solicitation agreements. In addition, Mr. Harvey and his immediate family are eligible for positive space flight benefits for the life of Mr. Harvey, pursuant to and in accordance with Company policies. These amounts were determined through negotiation with Mr. Harvey. The amounts of severance payments and other benefits provided to individuals leaving the Company are determined on a case-by-case basis, taking into account the individual’s tenure and position with the Company.

Transactions with Related Persons

We have established written policies and procedures that require approval of both our Audit Committee and Board of Directors of any transaction in excess of $50,000 which involves us and any of our directors or nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities, a corporation or other entity in which one of our officers or directors have a material financial interest, or an immediate family member of any of the foregoing, prior to our entering into the proposed transaction. Our policies and procedures further provide that only disinterested directors are entitled to vote on any such related party transaction presented for Board approval. Any such related party transaction is also required to be on terms no less favorable to us than could be obtained from an unaffiliated third party. In February 2008, we modified our related party transaction policies to apply to any such transaction in excess of $100,000.

During the year ended December 31, 2007, we did not participate in any such related person transactions.

AUDIT COMMITTEE REPORT

The Audit Committee of the JetBlue Board of Directors is comprised of three non-employee directors, each of whom, in the Board’s business judgment, is independent within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes. The Committee has the resources and authority it deems appropriate to discharge its responsibilities.

Management has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures; and establishing, maintaining and evaluating internal control over financial reporting and evaluating any changes in controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2007 with Ernst &Young in private without members of management present.

In this context, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and its independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements; and PCAOB Auditing Standards No. 5, ‘‘An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.’’ Ernst & Young also provided to the Audit Committee the written disclosures and letter regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee also discussed with Ernst & Young their independence from JetBlue and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

JetBlue also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year.

In reliance on the review and discussions referred to above, and in the exercise of its business judgment, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited financial statements be included in JetBlue’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC. In addition, the Audit Committee and the Board have also recommended, subject to stockholder ratification, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Audit Committee of JetBlue

Robert Clanin, Chair
Virginia Gambale
Angela Gittens

ITEM 2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2008. Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

Our Board of Directors recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Registered Public Accounting Firm

Services provided to the Company by Ernst & Young LLP in fiscal 2007 and 2006 are described below. Additional information regarding the Audit Committee is provided in the Audit Committee Report and elsewhere in this proxy statement.

Audit Fees.    Fees for audit services totaled $1,118,000 in 2007 and $1,214,500 in 2006, including fees related to: (a) the integrated audit of our consolidated financial statements and internal control over financial reporting; (b) the review of the interim consolidated financial statements included in quarterly reports; (c) services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards.

Audit-Related Fees.    Fees for audit-related services totaled $673,000 in 2007 and $62,000 in 2006. Audit-related services principally include fees for (a) employee benefit plan audits and (b) audit and attest services that are not required by statute or regulation.

Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning, totaled $5,500 in 2007 and $8,700 in 2006.

All Other Fees.    We did not incur any other fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services shall be subsequently reported, for informational purposes only, to the full Audit Committee.

ITEM 3.    APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The Board of Directors has approved, and recommends for approval by our stockholders, proposed amendments to provisions of our existing Amended and Restated Certificate of Incorporation (the ‘‘Existing Certificate’’) and our existing Fourth Amended and Restated Bylaws (the ‘‘Existing Bylaws’’) that would eliminate all supermajority voting requirements contained therein (collectively, the ‘‘Voting Amendments’’). The Voting Amendments will be incorporated in a Second Amended and Restated Certificate of Incorporation (the ‘‘Proposed Certificate’’) and a Fifth Amended and Restated Bylaws (the ‘‘Proposed Bylaws’’). The forms of the Proposed Certificate and the Proposed Bylaws are attached as Appendix A and Appendix B to this proxy statement, respectively, with additions indicated by underlining and deletions indicated by strikeout. All the Voting Amendments are included in the Proposed Certificate and the Proposed Bylaws.

In making its recommendation, the Corporate Governance and Nominating Committee of the Board and the full Board have carefully considered the advantages and disadvantages of eliminating the supermajority voting provisions. Although supermajority voting requirements are designed to protect minority stockholder interests, many investors and others have come to perceive supermajority voting provisions as conflicting with principles of good corporate governance because they can, either in appearance or practice, be viewed as making it more difficult for stockholders to effect change and participate in important company decisions that are properly within the realm of stockholders under state corporate law. Consequently, the Board of Directors has determined that the Voting Amendments are in the best interests of the Company and our stockholders.

Voting Amendments to Existing Certificate

The Voting Amendments to the Existing Certificate are summarized below:

•	Article V of the Existing Certificate currently provides that the Bylaws of the Company may be amended by the affirmative vote of holders of at least 66-2/3% of the outstanding shares of voting stock of the Company entitled to vote at an election of directors. This supermajority provision would become a simple majority provision (i.e., approval by greater than 50% of the outstanding shares of common stock) upon approval of the Voting Amendments.

•	Article VI (the last paragraph) of the Existing Certificate currently provides that a director may be removed, only for cause, prior to the expiration of his or her term with the affirmative vote of holders of at least 66-2/3% of the outstanding shares of voting stock of the Company entitled to vote at an election of directors. This supermajority provision would become a simple majority provision upon approval of the Voting Amendments.

•	Article X of the Existing Certificate currently provides that the affirmative vote of holders of at least 66-2/3% of the outstanding shares of voting stock of the Company entitled to vote at election of directors is required to amend the provisions set forth in the following sections of the Existing Certificate: (a) Article V (amendment of the Bylaws); (b) Article VI (classification of the Board and election and removal of directors, etc.); (c) Article VII (actions by stockholders only at meetings and not by written consent, and special meetings only called by the Board and the Chief Executive Officer); (d) Article VIII (indemnification of officers and directors); and (e) Article X (amendment of the Certificate of Incorporation). These supermajority voting provisions would be eliminated upon the approval of the Voting Amendments.

Voting Amendments to Existing Bylaws

The Voting Amendments to the Existing Bylaws are summarized below:

Section 14 of Article III of the Existing Bylaws currently provides that, unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director may be removed, only for cause, by the holders of at least 66-2/3% of the shares entitled to vote at an election of directors. This supermajority provision would become a simple majority provision upon approval of the Voting Amendments.

Article IX of the Existing Bylaws currently provides that the Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least 66-2/3% of the outstanding shares of voting stock of the Company. This supermajority provision would become a simple majority provision upon approval of the Voting Amendments.

To be approved at the annual meeting, the Voting Amendments require the affirmative vote by the holders of 66-2/3% of the outstanding shares of our common stock entitled to vote. An abstention will have the same effect as a vote against this proposal. If approved, these amendments will become effective upon the filing of the Proposed Certificate with the Secretary of State of the State of Delaware, which would be made promptly after the annual meeting.

Our Board of Directors recommends that stockholders vote FOR approval of the amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions.

ITEM 4.    APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO DECLASSIFY OUR BOARD AND PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

The Board of Directors has approved, and recommends for approval by our stockholders, proposed amendments to provisions of the Existing Certificate and the Existing Bylaws that would provide for the phased-in elimination of the classified structure of our Board of Directors and the annual election of all directors, beginning with the class of directors whose terms expire at our 2009 Annual Meeting of Stockholders (collectively, the Annual Election Amendments’’). The Annual Election Amendments will also be incorporated in the Proposed Certificate and the Proposed Bylaws attached as Appendix A and Appendix B to this proxy statement, respectively. All the Annual Election Amendments are included in the Proposed Certificate and the Proposed Bylaws.

Article VI of the Existing Certificate and Section 1 of Article III of the Existing Bylaws currently provide that the Board of Directors shall be divided into three classes, as nearly equal in size as is practicable, and members of each class are elected to serve for staggered three-year terms. If the Annual Election Amendments are approved by our stockholders at the annual meeting, the directors elected at the 2009 Annual Meeting of Stockholders and thereafter would be elected annually for one-year terms, but the amendments would not shorten the existing term of any director elected prior to the 2009 Annual Meeting of Stockholders. As described above under Item 1—Election of Directors, Class II directors elected at the annual meeting will be elected to three-year terms, expiring at the 2011 Annual Meeting of Stockholders. The terms of the Class I Directors will continue to expire at the 2009 Annual Meeting of Stockholders, and the terms of the Class III Directors will continue to expire at the 2010 Annual Meeting of Stockholders. All directors would be elected annually beginning in 2011. Directors elected by the Board to fill vacancies would serve only until the next election of directors by the stockholders or until a director’s earlier resignation or removal.

The Annual Election Amendments are the result of the Board’s ongoing review of the Company’s corporate governance policies. In making its recommendation, the Corporate Governance and Nominating Committee of the Board and the full Board have carefully considered the advantages of both classified and declassified board structures. Supporters of classified boards believe that they promote continuity and enhance the stability of the board, primarily because the majority of directors at any given time will have had at least one year of experience on the board, providing a company with long-term strategic perspective. Also, because it would take at least two elections for a potential acquirer to gain control of a classified board without the cooperation of the board, the existence of a classified structure may enhance shareholder value by making it more likely that a party seeking to gain control of a company will engage in arm’s length discussions with the company’s existing board instead of launching a proxy fight in an attempt to gain control of the board and take over the company. The Board recognizes these advantages but has concluded that a classified board is not the only means to achieve director continuity, lasting perspective, or protection from coercive takeover tactics. Moreover, in any event, the Board believes such benefits are outweighed by the advantages of the stockholders’ ability to evaluate the performance of all directors annually and of the Company’s adoption of a structure that is increasingly considered by many investors and others to be a ‘‘best practice’’ in corporate governance. Consequently, the Board of Directors has determined that the Annual Election Amendments are in the best interests of the Company and our stockholders.

Annual Election Amendments to Existing Certificate

If approved by the stockholders at the annual meeting, the fourth paragraph of Article VI of the Existing Certificate will be deleted in its entirety and replaced with the following new fourth paragraph of Article VI:

Each director who is serving as a director on the date of this Second Amended and Restated Certificate of Incorporation and who is elected or appointed at or after the 2009 annual meeting of stockholders shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified, or until such directors earlier resignation or removal from office. Directors elected prior to or at the 2009 annual meeting of stockholders, including those elected at the 2008 annual meeting of stockholders, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy on the Board of Directors shall serve until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to such director’s prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Annual Election Amendments to Existing Bylaws

If approved by the stockholders at the annual meeting, Sections 1 and 2 of Article III of the Existing Bylaws will be deleted in their entirety and replaced with the following new Sections 1 and 2 of Article III:

Section 1.    The number of directors of this corporation that shall constitute the whole board shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Beginning with the 2009 annual meeting of stockholders, each director who is elected or appointed at or after the 2009 annual meeting of stockholders shall hold office until the next annual meeting of stockholders or until such director’s earlier resignation or removal from office. Directors elected prior to or at the 2009 annual meeting of stockholders, including those elected at the 2008 annual meeting of stockholders, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy on the Board of Directors shall serve until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to such director’s prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

To be approved at the annual meeting, the Annual Election Amendments require the affirmative vote by the holders of 66-2/3% of the outstanding shares of our common stock entitled to vote. An abstention will have the same effect as a vote against this proposal. If approved, these amendments will become effective upon the filing of the Proposed Certificate with the Secretary of State of the State of Delaware, which would be made promptly after the annual meeting.

Our Board of Directors recommends that stockholders vote FOR approval of the amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify our Board and provide for annual election of all directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items set forth in the notice of annual meeting above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

‘‘Householding’’ of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375 or by calling us at (718) 709-3084. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Advance Notice Procedures.    Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 150 days prior to the annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

List of Stockholders.    The names of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 118-29 Queens Boulevard, Forest Hills, New York 11375, by contacting our General Counsel, James Hnat.

Limited Voting by Foreign Owners.    To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our certificate of incorporation and bylaws restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our bylaws provide that no shares of our common stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the March 24, 2008 record date for the annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term ‘‘citizen of the United States’’ is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

Stockholder Proposals for the 2009 Annual Meeting.    In order for a stockholder proposal to be considered for inclusion in the proxy materials for our annual meeting of stockholders in 2009, stockholder proposals must be received by our Corporate Secretary no later than December 23, 2008. Proposals should be sent to the Corporate Secretary, JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

Extent of Incorporation by Reference of Materials.    The Compensation Committee Report and the Audit Committee Report included in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate such reports by reference therein.

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by our Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by us. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

Annual Report.    A copy of our 2007 Annual Report accompanies this proxy statement. Additional copies may be obtained from our General Counsel, JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

By Order of the Board of Directors,
James G. Hnat Executive Vice President, General Counsel and Secretary

April 21, 2008
Forest Hills, New York

Appendix A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JETBLUE AIRWAYS CORPORATION

The undersigned, David ~~Neeleman~~Barger and ~~Thomas Kelly~~James G. Hnat, hereby certify that:

ONE: They are the duly elected, qualified and acting Chief Executive Officer and Secretary, respectively, of JetBlue Airways Corporation, a Delaware corporation.

TWO: The Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on August 24, 1998 under the name New Air Corporation.

THREE: The Certificate of Incorporation of said corporation was amended and restated, and the Amended and Restated Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 17, 2002 under the name JetBlue Airways Corporation.

FOUR: The Amended and Restated Certificate of Incorporation of said corporation is further amended and restated to read in its entirety as follows:

ARTICLE I

The name of this corporation is JetBlue Airways Corporation (the ‘‘Corporation’’).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, Delaware. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ‘‘GCL’’).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘‘Common Stock’’ and ‘‘Preferred Stock.’’ The total number of shares that the Corporation is authorized to issue is Five Hundred Twenty Five Million (525,000,000). Five Hundred Million (500,000,000) shares shall be Common Stock, par value $0.01 per share, and Twenty Five Million (25,000,000) shares shall be Preferred Stock, par value $0.01 per share. Immediately upon ~~this~~the filing of the Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware, each one (1) share of the Corporation’s Class A-1 Common Stock, Class A-2 Common Stock, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred and Series B-2 Preferred ~~shall be~~was converted into one (1) share of Common Stock.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least ~~sixty six and two thirds percent (66 2/3%)~~a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VI

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the GCL.

~~The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation’s Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which such director is a member until the expiration of such director’s current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.~~

Each director who is serving as a director on the date of this Second Amended and Restated Certificate of Incorporation and who is elected or appointed at or after the 2009 annual meeting of stockholders shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified, or until such director’s earlier resignation or removal from office. Directors elected prior to or at the 2009 annual meeting of stockholders, including those elected at the 2008 annual meeting of stockholders, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy on the Board of Directors shall serve until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to such director’s prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Vacancies occurring on the Board of Directors for any reason may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified. A director may be removed from office only if such removal is (i) for cause and (ii) by the affirmative vote of the holders of at least ~~66 2/3%~~a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors. Directors may not be removed without cause.

ARTICLE VII

Stockholders of the Corporation shall take action by meetings held pursuant to this Second Amended and Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation and the Chief Executive Officer of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VIII

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director’s duty of loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ‘‘proceeding’’), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

If a claim under this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article VIII shall be broadened to the fullest extent permitted by the GCL, as so amended.

ARTICLE IX

At no time shall more than 25% of the voting interest of the Corporation be owned or controlled by persons who are not ‘‘citizens of the United States’’ (as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the Department of Transportation or its successor, or as the same may be from time to time amended) (‘‘Non-Citizens’’). In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any shares of capital stock of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a U.S. air carrier. The Bylaws shall contain provisions to implement this Article IX, including, without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non-Citizens and provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article IX.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

~~Notwithstanding the foregoing, the provisions set forth in Articles V, VI, VII, VIII and X of this Amended and Restated Certificate of Incorporation may not be repealed or amended in any respect~~

 ~~without the affirmative vote of holders at least 66 2/3% of the outstanding voting stock of the Corporation entitled to vote at election of directors.~~

FOUR: The foregoing amendment and restatement has been duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this certificate on ~~April 16, 2002~~May         , 2008.

~~/s/ David Neeleman~~
~~David Neeleman~~
~~CHIEF EXECUTIVE OFFICER~~

~~/s/ Thomas Kelly~~
~~Thomas Kelly~~
~~SECRETARY~~

David Barger
CHIEF EXECUTIVE OFFICER

James G. Hnat
SECRETARY

Appendix B

~~FOURTH~~FIFTH AMENDED AND RESTATED
BYLAWS
OF
JETBLUE AIRWAYS CORPORATION

Article I

OFFICES

SECTION 1.    The registered office shall be in the City of Dover, County of Kent, State of Delaware.

SECTION 2.    The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

SECTION 1.    All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.    Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

SECTION 3.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 4.    The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer.

SECTION 6.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 7.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the Board, the Vice Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 10.    Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Article VII, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

SECTION 11.    Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by the secretary of the corporation not less than one hundred fifty (150) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(a)    the name, age, residence, address, and business address of each proposed nominee and of each such person;

(b)    the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(c)    the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

(d)    a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

SECTION 12.    At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred fifty (150) days prior to the date of the meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

SECTION 13.    Effective upon the closing of the corporation’s initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting in accordance with these Bylaws and the Certificate of Incorporation.

Article III

DIRECTORS

SECTION 1.    The number of directors of this corporation that shall constitute the whole board shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. ~~The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class (‘‘Class I’’) to hold office initially for a term expiring at the annual meeting to be held in 2003, another class (‘‘Class II’’) to hold office initially for a term expiring at the annual meeting of stockholders held in 2004 and another class (‘‘Class III’’) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2005, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election~~Beginning with the 2009 annual meeting of stockholders, each director who is elected or appointed at or after the 2009 annual meeting of stockholders shall hold office until the next annual meeting of stockholders or until such director’s earlier resignation or removal from office. Directors elected prior to or at the 2009 annual meeting of stockholders, including those elected at the 2008 annual meeting of stockholders, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy on the Board of Directors shall serve until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to such director’s prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next ~~election of the class for which such directors were chosen~~annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ prior death, disability, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

SECTION 3.    The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 5.    The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 6.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 7.    Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board or the chief executive officer or the president on twelve (12) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the chief executive officer or the president or secretary in like manner and on like notice on the written request of a majority of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board or the chief executive officer or the president in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

SECTION 8.    At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 10.    Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

SECTION 11.    The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

At least two-thirds (2/3) of the members of each committee of the board shall be comprised of individuals who meet the definition of ‘‘a citizen of the United States,’’ as defined by the Transportation Act 49 U.S.C § 40102 or as subsequently amended or interpreted by the Department of Transportation, provided that if a committee of the board has one (1) member, such member shall be a ‘‘a citizen of the United States’’, as defined immediately above.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 12.    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

SECTION 13.    Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

SECTION 14.    Unless otherwise restricted by the certificate of incorporation or bylaws, any director or the entire Board of Directors may be removed, with cause, by the holders of ~~66 2/3%~~at least a majority of shares entitled to vote at an election of directors. Directors may not be removed without cause.

Article IV

NOTICES

SECTION 1.    Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram, facsimile or electronic mail.

SECTION 2.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article V

OFFICERS

SECTION 1.    The officers of the corporation shall be chosen by the Board of Directors and shall be at least a chief executive officer, chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman. The Board of Directors may also choose a president, chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

SECTION 2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, chief financial officer and a secretary and may also choose a president, chief operating officer, treasurer, controller, vice presidents, assistant secretaries, assistant controllers or assistant treasurers.

SECTION 3.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 4.    The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice-president of the corporation.

SECTION 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

SECTION 6.    The Chairman of the Board, if any, shall be elected by the Board and shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present.

He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

THE VICE CHAIRMAN OF THE BOARD

SECTION 7.    The Vice Chairman of the Board, if any, shall be elected by the Board and shall, in the absence of the Chairman of the Board or in case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND VICE-PRESIDENTS

SECTION 8.    The chief executive officer shall be the president of the corporation unless such title is assigned to another officer of the corporation; and in the absence of the Chairman of the Board and the Vice Chairman of the Board, he/she shall preside at all meetings of the stockholders and the Board of Directors; he/she shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

In the absence of the chief executive officer or in the event of his/her inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 9.    The chief executive officer, president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

SECTION 10.    In the absence of the president or in the event of his/her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

SECTION 11.    The secretary or his or her designee shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary.

The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

SECTION 12.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

SECTION 13.    The chief financial officer shall be the chief financial officer and treasurer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

SECTION 14.    He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

SECTION 15.    Along with the president or any vice president, he/she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

SECTION 16.    If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

SECTION 17.    The controller shall, in the absence of the chief financial officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of treasurer to an officer of the corporation other than the chief financial officer, in which case the treasurer shall perform such duties and have such powers (which may include some or all of the duties and powers enumerated above for the chief financial officer) as the Board of Directors may from time to time prescribe.

Article VI

CERTIFICATE OF STOCK

SECTION 1.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the president, a vice-president or the Vice Chairman of the Board of Directors and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

SECTION 2.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

SECTION 3.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

SECTION 4.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

SECTION 5.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII

LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

SECTION 1.    For purposes of this Article VII, the following definitions shall apply:

(a)    ‘‘Act’’ shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.

(b)    ‘‘Beneficial Ownership,’’ ‘‘Beneficially Owned’’ or ‘‘Owned Beneficially’’ refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of 1934, as amended.

(c)    ‘‘Foreign Stock Record’’ shall have the meaning set forth in Section 3.

(d)    ‘‘Non-Citizen’’ shall mean any person or entity who is not a ‘‘citizen of the United States’’ (as defined in Section 41102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.

(e)    ‘‘Own or Control’’ or ‘‘Owned or Controlled’’ shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board of Directors as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.

(f)    ‘‘Permitted Percentage’’ shall mean 25% of the voting power of the Stock.

(g)    ‘‘Stock’’ shall mean the outstanding capital stock of the corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article VII.

SECTION 2.    It is the policy of the corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own and/or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own and/or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 3 and 4 below.

SECTION 3.    The corporation or any transfer agent designated by it shall maintain a separate stock record (the ‘‘Foreign Stock Record’’) in which shall be registered Stock known to the corporation to be Owned and/or Controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. A Non-Citizen may, at its option, register any Stock to be purchased pursuant to an agreement entered into with the corporation, as if Owned or Controlled by it, upon execution of a definitive agreement. Such Non-Citizen shall register his, her or its Stock by sending a written request to the corporation, noting both the execution of a definitive agreement for the purchase of Stock and the anticipated closing date of such transaction. Within ten days of the closing, the Non-Citizen shall send to the corporation a written notice confirming that the closing occurred. Failure to send such confirmatory notice shall result in the removal of such Stock from the Foreign Stock Record. For the sake of clarity, any Stock registered as a result of execution of a definitive agreement shall not have any voting or other ownership rights until the closing of that transaction. In the event that the sale pursuant to such definitive agreement is not consummated in accordance with such agreement (as may be amended), such Stock shall be removed from the Foreign Stock Record without further action by the corporation. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (ii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.

SECTION 4.    If at any time the number of shares of Stock known to the corporation to be Owned and/or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned and/or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the corporation shall, without further action by the corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 3.

SECTION 5.    (a)    The corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the corporation, or otherwise) require a person that is a holder of record of Stock or that the corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

(i)    all Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or

(ii)    the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-Citizens is as set forth in such certificate.

(b)    With respect to any Stock identified in response to clause (a)(ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article VII.

(c)    For purposes of applying the provisions of this Article VII with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 5, the corporation shall presume that the Stock in question is Owned and/or Controlled by Non-Citizens.

Article VIII

GENERAL PROVISIONS
DIVIDENDS

SECTION 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

SECTION 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

SECTION 3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

SECTION 4.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

SECTION 5.    The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words ‘‘Corporate Seal, Delaware.’’ The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

SECTION 6.    The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation’s request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation’s obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he/she is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his/her testator or intestate, is or was an officer or employee of the corporation.

To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been ‘‘fiduciaries’’ of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an

‘‘other enterprise’’ shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled ‘‘Employee Retirement Income Security Act of 1974,’’ as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his/her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed ‘‘fines.’’

Article IX

AMENDMENTS

SECTION 1.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least ~~66 2/3%~~a majority of the outstanding voting stock of the corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, subject to the notice requirements set forth herein. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

JetBlue Airways Attn: Investor Relations—L. Studness 118-29 Queens Blvd. Forest Hills, NY 11375

VOTE BY INTERNET-www.proxyvote.com
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., EDT, on May 14, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote is important!

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by JetBlue Airways in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and , when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE  1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., EDT, on May 14, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JetBlue Airways, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are
voting by Internet.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
1.	To elect three Class II Directors for terms expiring in 2011.

Nominees:	(1) Robert Clanin	For all Nominees ☐	Withheld from all Nominees ☐	☐ ________________________________ For all Nominees except as noted above
(2) Christoph Franz
(3) Frank Sica

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
3.	To approve amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate supermajority voting provisions.	☐	☐	☐
4.

To approve amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to declassify the Company’s Board of Directors and provide for annual election of all directors.

		☐	☐	☐
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
☐ Mark here if you plan to attend the annual meeting

Certification:
Pursuant to federal law and JetBlue’s certificate of incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Record of the Corporation.

Please sign your name(s) exactly as it appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature	Date	Signature	Date

ADMISSION TICKET

(non transferable)

2008 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2008

10:00 a.m. EDT

Registration begins at 9:00 a.m. EDT

JetBlue Corporate Headquarters

118-29 Queens Boulevard

Forest Hills, New York

If you plan to attend the Annual Meeting, please present this admission ticket along with a government-issued photo identification to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and one (1) guest and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

DETACH HERE

PROXY

JetBlue Airways Corporation

May 15, 2008

The undersigned hereby appoints David Barger and Edward Barnes, together and separate, as proxies, each with power of substitution, to vote and act at the Annual Meeting of Stockholders to be held at JetBlue Corporate Headquarters, 118-29 Queens Boulevard, Forest Hills, New York at 10:00 a.m. EDT on May 15, 2008, and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE